HEMT                                      HOME EQUITY MORTGAGE TRUST

HEMT HOME EQUITY MORTGAGE TRUST 2006-2

Free Writing Prospectus [4/7/06]

HEMT Series 2006-2
$[587,390,400]

Asset Backed Securities Corporation
Depositor

U.S. Bank National Association
Indenture Trustee

[FGIC]
Securities Insurer

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-130884. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the notes referred to in this preliminary free writing prospectus and to solicit an offer to purchase the notes, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the notes until we have accepted your offer to purchase notes. We will not accept any offer by you to purchase notes, and you will not have any contractual commitment to purchase any of the notes until after you have received the free writing prospectus provided to you prior to the time you enter into a contract of sale. You may withdraw your offer to purchase notes at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Home Equity Mortgage Pass-Through Notes, Series 2006-2
Pricing Information
Offered Securities (1):

Group 1 Notes
Class	Approximate Class Principal Balance ($)	Bond Type	Coupon (2)	WAL (Years)	Proposed Ratings (S&P/Moody’s/Fitch)
1A-1	[205,670,000]	Senior/Fixed	[ ]%	0.91	AAA/Aaa/AAA
1A-2	[25,700,000]	Senior/Fixed	[ ]%	2.14	AAA/Aaa/AAA
1A-3	[25,700,000]	Senior/Adj	LIBOR+[ ]%	2.58	AAA/Aaa/AAA
1M-1	[15,750,000]	Mezzanine/Adj	LIBOR+[ ]%	3.92	AA+/Aa1/AA+
1M-2	[18,200,000]	Mezzanine/Adj	LIBOR+[ ]%	5.35	AA/Aa2/AA
1M-3	[7,000,000]	Mezzanine/Adj	LIBOR+[ ]%	4.89	AA-/Aa3/AA-
1M-4	[8,750,000]	Mezzanine/Adj	LIBOR+[ ]%	4.61	A+/A1/A+
1M-5	[7,350,000]	Mezzanine/Adj	LIBOR+[ ]%	4.41	A/A2/A
1M-6	[5,600,000]	Mezzanine/Adj	LIBOR+[ ]%	4.29	A-/A3/A-
1M-7	[6,470,000]	Mezzanine/Adj	LIBOR+[ ]%	4.21	BBB+/Baa1/BBB+
1M-8	[4,900,000]	Mezzanine/Adj	LIBOR+[ ]%	4.13	BBB/Baa2/BBB
1M-9	[4,550,000]	Mezzanine/Adj	LIBOR+[ ]%	4.09	BBB-/Baa3/BBB-
1B-1	[7,000,000]	Subordinate/Adj	LIBOR+[ ]%	4.04	BB+/Ba1/BBB-
Certificates
Class	Approximate Class Principal Balance ($)	Bond Type	Coupon (2)	WAL (Years)	Proposed Ratings (S&P/Moody’s/Fitch)
1AR(4)	100	Senior/Residual	Net Funds Cap	N/A	AAA/---/---
1AR-L(4)	100	Senior/Residual	Net Funds Cap	N/A	AAA/---/---

Group 1 Total	[342,640,200]

Group 2 Notes
Class	Approximate Class Principal Balance ($)	Bond Type	Coupon (2)	WAL (Years)	Proposed Ratings (S&P/Moody’s/Fitch)
2A-1(5)	[240,000,000]	Senior/Adj	LIBOR + [ ]%	2.05	AAA/Aaa/AAA
2M-1	[2,250,000]	Mezzanine/Adj	LIBOR + [ ]%	3.86	BBB-/Baa2/BBB+
2M-2	[2,500,000]	Mezzanine/Adj	LIBOR + [ ]%	3.84	---/Baa3/BBB
Certificates
Class	Approximate Class Principal Balance ($)	Bond Type	Coupon (2)	WAL (Years)	Proposed Ratings (S&P/Moody’s/Fitch)
2AR(4)	100	Senior/Residual	Net Funds Cap	N/A	AAA/---/---
2AR-L(4)	100	Senior/Residual	Net Funds Cap	N/A	AAA/---/---

Group 2 Total	[244,750,200]
Total Offered	[587,390,400]

Non-Offered Securities (1):

Notes
Class	Approximate Class Principal Balance ($)	Bond Type	Coupon (2)	WAL (Years)	Proposed Ratings (S&P/Moody’s/Fitch)
1B-2	[4,730,000]	Subordinate/Adj	LIBOR+[ ]%	3.99	BB/Ba2/BB+

Certificates
Class	Approximate Class Principal Balance ($)	Bond Type	Coupon (2)	WAL (Years)	Proposed Ratings (S&P/Moody’s/Fitch)
1X-1	[0]	Subordinate	Variable	N/A	N/A
1X-2	[0]	Charged Off Loans	0.00%	N/A	N/A
1X-S	[0]	Excess Servicing	Variable	N/A	N/A
1P(3)	[100]	Senior	Net Funds Cap	N/A	AAA/---/---
G(5) (6)	[0]	Senior/Residual	LIBOR + [ ]%	N/A	AAA/---/---
2X-1	[0]	Subordinate	Variable	N/A	N/A
2X-2	[0]	Charged Off Loans	0.00%	N/A	N/A
2X-S	[0]	Excess Servicing	Variable	N/A	N/A
2P(3)	[100]	Senior	Net Funds Cap	N/A	AAA/---/---

(1)
The collateral backing the group 1 securities are fixed rate home equity loans and the collateral backing the group 2 securities are adjustable rate home equity lines of credit. All bonds are priced to call. Initial class balances will be +/- 5% of that indicated. For loan group 1, the collateral ramp assumes 15% CPR increasing by approximately [1.818%] to 35% CPR in month 12 and remains at 35% CPR thereafter. For loan group 2, the collateral ramp assumes 15% CPR increasing by approximately [1.909%] to 36% CPR in month 12 and remains at 36% CPR thereafter.

(2)	Coupons on the Offered Notes, Class 1B-2 Notes and the Class G Certificates are capped by the applicable Net Funds Cap as described below.
(3)	Receives the prepayment penalties collected on the related mortgage loans.
(4)	Non-economic residual with the tax liabilities of the REMIC.
(5)	These notes will be insured by FGIC.
(6)	The holder of the Class G Certificates will fund all Additional Balance Advance Amounts.

Summary Terms

Underwriter:	Credit Suisse Securities (USA) LLC.
Depositor:	Asset Backed Securities Corporation
Sponsor and Seller:	DLJ Mortgage Capital, Inc.
Servicers:	For the group 1 loans: Wilshire Credit Corporation (approximately [62.51]%) and Ocwen Loan Servicing, LLC (approximately [37.49]%). For the group 2 loans, PNC Bank, N.A.
Indenture Trustee:	U.S. Bank National Association.
Owner Trustee:	Wilmington Trust Company.
Swap Provider:	Credit Suisse International [‘Aa3’/’P-1’ Moody’s; ‘A+’/’A-1’ S&P; ‘AA-‘/’F-1+’ Fitch].
Securities Insurer:	[Financial Guaranty Insurance Company].
Credit Risk Manager:	Clayton Fixed Income Services, Inc.
Cut-off Date:	April 1, 2006 for the initial mortgage loans.
Deal Settlement:	On or about April 28, 2006.
Investor Settlement:	On or about April 28, 2006.
Distribution Dates:	25th day of each month (or the next succeeding business day), beginning in May 2006.
Accrual Periods:
With regard to the Offered Notes and the Class 1B-2 Notes, the period commencing on the immediately preceding distribution date (in the case of the first distribution date, the closing date) and ending on the day immediately preceding the related distribution date. For the Class 1AR, Class 2AR, Class 1AR-L and Class 2AR-L Certificates, the calendar month preceding the month of that distribution date.

Delay Days:	0 days with respect to the Offered Notes and the Class 1B-2 Notes and 24 days with respect to the Class 1AR, Class 2AR, Class 1AR-L and Class 2AR-L Certificates.
Pricing Prepayment Speed:
For the group 1 securities and group 1 mortgage loans, 100% of the prepayment assumption (the “PPC”) describes prepayments starting at 15% CPR in month 1, increasing by approximately [1.818%] CPR per month to 35% CPR in month 12, and remaining at 35% CPR thereafter. For the group 2 securities and group 2 mortgage loans, 100% of the prepayment assumption (the “PPC”) assumes 15% CPR increasing by approximately [1.909%] to 36% CPR in month 12 and remains at 36% CPR thereafter.

Prefunding Amount:	[TBD]
Offered Securities:
The Class 1A-1, Class 1A-2, Class 1A-3, Class 1M-1, Class 1M-2, Class 1M-3, Class 1M-4, Class 1M-5, Class 1M-6, Class 1M-7, Class 1M-8, Class 1M-9, Class 1B-1, Class 2A-1, Class 2M-1 and Class 2M-2 Notes (collectively, the “Offered Notes”) and the Class 1AR, Class 1AR-L, Class 2AR and Class 2AR-L Certificates (collectively, the “Residual Certificates”).

ERISA Eligibility:
It is expected that the Offered Notes may be purchased by employee benefit plans that are subject to ERISA.

The Residual Certificates will not be ERISA eligible.

Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of such securities.

SMMEA Treatment:	The securities will not constitute “mortgage related securities” for purposes of SMMEA.
Taxation:	REMIC.
Optional Termination:	With respect to each loan group, 10% optional clean-up call and 5% mandatory auction.
Maximum Group Balance:	The aggregate of the initial principal balance of the mortgage loans in a loan group plus the initial Prefunding Amount for such loan group.
Aggregate Collateral Balance:
As of any date of determination and loan group, an amount equal to the aggregate principal balance of the mortgage loans related to such loan group plus the amount, if any, then on deposit in the related Prefunding Account.

Coupon Step-up:
If the optional clean-up call is not exercised, the pass-through margin will be increased by (i) the lesser of (a) 50 basis points and (b) the initial pass-through margin with respect to the Class 1A-3 and Class 2A-1 Notes and (ii) the lesser of (x) 50 basis points and (y) half the initial pass-through margin with respect to the Class 1M-1, Class 1M-2, Class 1M-3, Class 1M-4, Class 1M-5, Class 1M-6, Class 1M-7, Class 1M-8, Class 1M-9, Class 1B-1, Class 1B-2, Class 2M-1 and Class 2M-2 Notes. If the optional clean-up call is not exercised, the pass-through rate on the Class 1A-1 Notes and Class 1A-2 Notes will increase by 50 basis points.

Net Funds Cap:
For any distribution date and loan group 1, will be the annual rate equal to a fraction, expressed as a percentage, (a) the numerator of which is (1) the sum of (i) the amount of interest which accrued on the related mortgage loans and (ii) amounts withdrawn from the related capitalized interest account to pay interest on the related securities for such distribution date, minus (2) the sum of (i) the related servicing fee, (ii) the indenture trustee fee, (iii) the credit risk manager fee and (iv) any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider and (b) the denominator of which is the product of (i) the Aggregate Collateral Balance for such loan group for the immediately preceding distribution date (or as of the cut-off date for the first distribution date) and (ii) (x) in the case of the Class 1A-1, Class 1A-2, Class 1AR and Class 1AR-L Certificates, 1/12 and (y) in the case of the group 1 notes, the actual number of days in the immediately preceding interest accrual period divided by 360.

For any distribution date and loan group 2, will be the annual rate equal to a fraction, expressed as a percentage, (a) the numerator of which is (1) the sum of (i) the amount of interest which accrued on the related mortgage loans and (ii) amounts withdrawn from the related capitalized interest account to pay interest on the related securities for such distribution date, minus (2) the sum of (i) the related servicing fee, (ii) the indenture trustee fee, (iii) the credit risk manager fee and (iv) the premium due to the Securities Insurer for such distribution date and (b) the denominator of which is the product of (i) the Aggregate Collateral Balance for such loan group for the immediately preceding distribution date (or as of the cut-off date for the first distribution date) and (ii) (x) in the case of the Class 2AR Certificates and Class 2AR-L Certificates, 1/12 and (y) in the case of the group 2 notes, the actual number of days in the immediately preceding interest accrual period divided by 360.

Principal and Interest Advancing:
Each servicer (other than PNC Bank, N.A.) will be obligated to make cash advances with respect to delinquent payments of principal and interest on the related mortgage loans to the extent deemed recoverable.

Accrued Interest:
For each class of securities entitled to interest, on any distribution date, shall equal the amount of interest accrued during the related Interest Accrual Period on the related class principal balance.

Interest Carry Forward Amount:
For each class of securities, on any distribution date, shall equal the sum of (i) the excess of (x) the Accrued Interest for such class with respect to the immediately preceding distribution date and any unpaid Interest Carry Forward Amount from the immediately preceding distribution date over (y) the amount actually distributed to such class with respect to interest on such immediately preceding distribution date, and (ii) interest on such excess at the Pass-Through Rate for such class.

Additional Balance:
With respect to group 2 mortgage loans and any distribution date, will be any new advances made to an obligor under a group 2 mortgage loan pursuant to the related credit line agreement during the related collection period.

Additional Balance Advance Amount:
With respect to group 2 mortgage loans and any distribution date during the Managed Amortization Period, will be the sum of (a) the excess, if any, of (i) the aggregate principal amount of all Additional Balances for a distribution date over (ii) the Principal Remittance Amount related to the group 2 mortgage loans with respect to such distribution date plus (b) any Additional Balance Advance Amount remaining unpaid from the previous distribution date. The Additional Balance Advance Amount shall be evidenced by the Class G Certificates.

Managed Amortization Period:
With respect to loan group 2, the period from the cut-off date to the occurrence of a Rapid Amortization Event. During the Managed Amortization Period, Principal Collections with respect to loan group 2 will be used to fund Additional Balances for the related distribution date, pay down the principal balance of the Class G Certificates, if any, and to pay principal on the other group 2 securities entitled to principal pursuant to the priority set forth in “Distributions to Group 2 Securityolders” below.

Rapid Amortization Period:
With respect to loan group 2, the period beginning upon the occurrence of a Rapid Amortization Event. During the Rapid Amortization Period, Additional Balances will not be funded by Principal Collections, rather, any Additional Balances will be funded by PNC Bank, N.A. or a subsequent holder of the Class G Certificates and will result in an increase in the class principal balance of the Class G Certificates.

During the Rapid Amortization Period, Principal Collections on the group 2 mortgage loans will be applied first to pay principal on the group 2 notes pursuant to the priority set forth in “Distributions to Group 2 2 Securityolders” below and then to pay down the principal balance of the Class G Certificates, if any.

Interest Remittance Amount:
For any distribution date and loan group, will equal the sum of (i) all interest collected (other than Payaheads, if applicable) or advanced in respect of Scheduled Payments on the related mortgage loans during the related collection period, the interest portion of Payaheads previously received and intended for application in the related collection period and the interest portion of all prepayments received on the related mortgage loans during the related Prepayment Period, less (x) the Expense Fee (other than the related excess servicing fee and, with respect to loan group 2, the premium due to the Securities Insurer for such distribution date) with respect to such mortgage loans and (y) unreimbursed Advances and other amounts due to the related servicers or the indenture trustee with respect to such mortgage loans, to the extent allocable to interest, (ii) all Compensating Interest paid by the related servicers with respect to such mortgage loans and the related distribution date, (iii) the portion of any Substitution Amount or purchase price paid with respect to such mortgage loans during the calendar month immediately preceding that distribution date allocable to interest, (iv) all Net Liquidation Proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and expenses, to the extent allocable to interest, and unpaid servicing fees) collected with respect to such mortgage loans during the related collection period, to the extent allocable to interest and (v) any amounts withdrawn from the related capitalized interest account to pay interest on the related securities for such distribution date, minus (vi) with respect to loan group 1, any Net Swap Payments owed to the Swap Provider or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Provider.

Principal Collections:
For any distribution date and loan group, will be equal to (A) the sum of (i) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the related mortgage loans during the related collection period (less unreimbursed Advances, servicing advances and other amounts due to the servicers and the indenture trustee with respect to the mortgage loans, to the extent allocable to principal) and the principal portion of Payaheads previously received and intended for application in the related collection period, (ii) all principal prepayments on such mortgage loans received during the related Prepayment Period, (iii) the outstanding principal balance of each mortgage loan repurchased during the calendar month immediately preceding that distribution date, (iv) the portion of any substitution amount paid with respect to any replaced mortgage loans during the calendar month immediately preceding that distribution date allocable to principal, (v) all net liquidation proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and other expenses, to the extent allocable to principal) collected during the related collection period, to the extent allocable to principal, (vi) with respect to loan group 1, amounts withdrawn from the Swap Account to cover Realized Losses on the group 1 mortgage loans incurred during the related collection period and (vii) regarding the August 2006 distribution date, the amount remaining in the related Prefunding Account at the end of the Prefunding Period minus (B) with respect to loan group 1, any Net Swap Payments owed to the Swap Provider or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Provider, to the extent not paid from the related Interest Remittance Amount for such distribution date and to the extent remaining unpaid from any prior distribution dates.

Principal Remittance Amount:
With respect to any distribution date and loan group 1, will be equal to Principal Collections for such loan group and distribution date.

With respect to any distribution date and loan group 2, will be equal to the greater of (A) zero and (B):

(i)  with respect to any distribution date during the Managed Amortization period and if the Pro Rata Test is not met, the excess, if any, of (a) Principal Collections for such loan group and distribution date over (b) the sum of the aggregate amount of Additional Balances created during the related collection period and the class principal balance of the Class G Certificates immediately prior to that distribution date;
(ii)  with respect to any distribution date during the Managed Amortization period and if the Pro Rata Test is met, the Group 2 Allocation Percentage of Principal Collections for such distribution date, minus the aggregate amount of Additional Balances created during the related collection period; and
(iii)  with respect to any distribution date during the Rapid Amortization Period, Principal Collections for such loan group and distribution date.

Excess Cashflow Loss Payment:
For any distribution date and loan group, an amount equal to the lesser of (i) excess cashflow for such distribution date and loan group and (ii) the aggregate realized losses on the related mortgage loans incurred during the related collection period, to the extent not covered by amounts received under the Swap Agreement with respect to the group 1 mortgage loans, such amount to be added to the related Principal Payment Amount.

Overcollateralization Amount:
With respect to any distribution date and loan group 1, is the amount, if any, by which the Aggregate Collateral Balance for such loan group exceeds the aggregate class principal balance of the group 1 securities as of such distribution date after giving effect to payments to be made on such distribution date.

With respect to any distribution date and loan group 2, is the amount, if any, by which (a) the excess, if any, of the Aggregate Collateral Balance for such loan group over the current class principal balance of the Class G Certificates, if any, exceeds (b) the aggregate class principal balance of the group 2 securities as of such distribution date after giving effect to payments to be made on such distribution date.

Overcollateralization Release Amount:
For any distribution date and loan group, will be equal to the lesser of (x) the related Principal Remittance Amount for such distribution date and (y) the amount, if any, by which (i) the related Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of (a) the related Principal Remittance Amount, (b) the related Excess Cashflow Loss Payment for such date and (c) with respect to the group 1 mortgage loans, any amount received under the Swap Agreement to cover (x) realized losses on the related mortgage loans incurred during the related collection period and (y) unpaid realized loss amounts, is applied on such date in reduction of the aggregate of the class principal balances of the related notes (to an amount not less than zero), exceeds (ii) the related Targeted Overcollateralization Amount for such distribution date.

Principal Payment Amount:
For any distribution date and loan group, will be equal to the related Principal Remittance Amount plus any related Excess Cashflow Loss Payment for such date, minus the related Overcollateralization Release Amount, if any, for such date.

Class G Principal Payment Amount:
With respect to the Class G Certificates and any distribution date during the Managed Amortization Period, (i) if the Pro Rata Test is not met, the lesser of (a) the class principal balance of the Class G Certificates immediately prior to such distribution date and (b) Principal Collections for such distribution date less the aggregate amount of Additional Balances created during the related collection period, and (ii) if the Pro Rata Tests is met, the Class G Allocation Percentage of Principal Collections less the aggregate amount of Additional Balances created during the related collection period.

Swap Agreement:
On the closing date, the Supplemental Interest Trust Trustee will enter into a Swap Agreement (calculation of the Notional Amount is described on page 15) for the benefit of the holders of the group 1 notes. Under the Swap Agreement, (i) the Supplemental Interest Trust will be obligated to pay to the Swap Provider an amount equal to approximately [5.40]% per annum (30/360 accrual) of the notional amount for the related period and (ii) the Supplemental Interest Trust will be entitled to receive from the Swap Provider an amount equal to the product of (a) one-month LIBOR (actual/360 accrual) and (b) the notional amount for the related period, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).

Generally, the Net Swap Payment will be deposited into a Swap Account by the Supplemental Interest Trust Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement and as described on page 17.

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to the related noteholders.

Group 1 Credit Enhancement:	1. Excess cashflow. 2. Net Swap Payments received from the Swap Provider (if any).
3. Overcollateralization.
Subordination (see table below).

Class (Aggregated)	Expected Initial Credit Enhancement(1)	Expected Initial Target Credit Enhancement(1)	Expected Final Target Credit Enhancement(2)
1A(3)	26.55%	31.30%	62.60%
1M-1	22.05%	26.80%	53.60%
1M-2	16.85%	21.60%	43.20%
1M-3	14.85%	19.60%	39.20%
1M-4	12.35%	17.10%	34.20%
1M-5	10.25%	15.00%	30.00%
1M-6	8.65%	13.40%	26.80%
1M-7	6.80%	11.55%	23.10%
1M-8	5.40%	10.15%	20.30%
1M-9	4.10%	8.85%	17.70%
1B-1	2.10%	6.85%	13.70%
1B-2	0.75%	5.50%	11.00%

(1) Prior to the related Stepdown Date, based on the related Maximum Group Balance.
(2) On or after related Stepdown Date, based on the related current group balance.
(3)	Class 1A includes the Class 1A-1, Class 1A-2 and Class 1A-3 Notes and the Class 1AR and Class 1AR-L Certificates.

Group 2 Credit Enhancement:	1. Excess cashflow. 2. Overcollateralization. 3. Subordination (see table below). 4. With respect to the Class 2A-1 Notes, the Securities Insurance Policy.

Class (Aggregated)	Expected Initial Credit Enhancement(1)	Expected Initial Target Credit Enhancement(1)	Expected Final Target Credit Enhancement(2)
2A(3)	4.00%	4.00%	8.00%
2M-1	3.10%	3.10%	6.20%
2M-2	2.10%	2.10%	4.20%

(1)  Prior to the related Stepdown Date, based on the related Maximum Group Balance.
(2)  On or after related Stepdown Date, based on the related current group balance.
(3)  Class 2A includes the Class 2A-1 Notes and the Class 2AR and Class 2AR-L Certificates.

Securities Insurance Policy:
The Class 2A-1 Notes and Class G Certificates have the benefit of a securities insurance policy (the “Securities Insurance Policy”) pursuant to which Financial Guaranty Insurance Company will unconditionally and irrevocably guarantee the following payments on the Class 2A-1 Notes and Class G Certificates on each distribution date:

1.  timely payments of accrued interest due such securities;
2.  the amount of any reduction in the class principal balance of such securites due to charged off group 2 mortgage loans (to the extent not covered by overcollateralization, excess interest and subordination); and
3.  the ultimate payment of principal on such securities on the final scheduled distribution date.

The Securities Insurer will not guarantee any basis risk shortfall amounts on such securities, any interest shortfalls due to the Relief Act or any related prepayment interest shortfalls. No other class of securities will have the benefit of that or any other financial guaranty insurance policy.

Any amounts paid under the Securities Insurance Policy will be distributed to the Class 2A-1 Notes and Class G Certificates based upon their respective entitlement.

Overcollateralization:	For the group 1 securities:

1. Before the related Stepdown Date, the required Overcollateralization Amount is initially [5.50]% of the related Maximum Group Balance.
2. On and after the related Stepdown Date, the required Overcollateralization Amount is [11.00]% of the outstanding loan group 1 balance (subject to a Trigger Event).

3.  The required Overcollateralization Amount is subject to a floor of [0.50]% of the related Maximum Group Balance.
4.  On and after the related Stepdown Date, if a Trigger Event is in effect, the required Overcollaterlization Amount is the same as the prior period’s required Overcollateralization Amount for such loan group.

For the group 2 securities:

1.  Before the related Stepdown Date, the required Overcollaterlization Amount [2.10]% of the related Maximum Group Balance.
2.  On and after the related Stepdown Date and with respect to which a related Trigger Event is not in effect, the required Overcollaterlization Amount is equal to [4.20]% of the related Aggregate Collateral Balance net of the then current class principal balance of the Class G Certificates, if any, as of the last day of the related collection period.
3.  On and after the related Stepdown Date, if a related Trigger Event is in effect, the required Overcollaterlization Amount is the same as the prior period’s required Overcollaterlization Amount for such loan group
4.  The required Overcollaterlization Amount is subject to a floor of [0.50]% of the related Maximum Group Balance.

Senior Enhancement Percentage:
With respect to the group 1 securities and any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate class principal balance of the Class 1M-1, Class 1M-2, Class 1M-3, Class 1M-4, Class 1M-5, Class 1M-6, Class 1M-7, Class 1M-8, Class 1M-9, Class 1B-1 and Class 1B-2 Notes and (ii) the Overcollaterlization Amount for loan group 1, in each case after giving effect to payments on such distribution date, by (y) the Aggregate Collateral Balance for loan group 1 for such distribution date.

With respect to the group 2 securities and any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate class principal balance of the Class 2M-1 Notes and Class 2M-2 Notes and (ii) the Overcollaterlization Amount for loan group 2, in each case after giving effect to payments on such distribution date, by (y) the Aggregate Collateral Balance for loan group 2 for such distribution date net of the then current class principal balance of the Class G Certificates.

Stepdown Date:
With respect to the group1 securities, the later to occur of (i) the distribution date in May 2009 and (ii) the first distribution date on which the related Senior Enhancement Percentage (before giving effect to payments on the group 1 securities on such distribution date) is greater than or equal to [62.60] %.

With respect to the group 2 securities, the later to occur of (i) the distribution date in May 2009 and (ii) the first distribution date on which the related Senior Enhancement Percentage (before giving effect to payments on the group 2 securities on such distribution date) is greater than or equal to [8.00] %.

Trigger Event:
A Trigger Event will be in effect for any distribution date and loan group 1 if (a) the delinquency rates of the related loan group for each of the three (or one and two, in the case of the first and second distribution dates, respectively) immediately preceding months equals or exceeds [12.80]% of the related Senior Enhancement Percentage for such distribution date or (b) the cumulative realized losses on the group 1 mortgage loans exceed the percentage of the related Maximum Group Balance for that distribution date as specified below:

SUBJECT TO FINAL RATING AGENCY APPROVALS

Distribution Date Percentage of Maximum Group Balance
May 2006 - April 2009  N/A
May 2009 - April 2010  [4.30]% for the first month, plus an additional 1/12th of [2.40]% for each month thereafter.
May 2010 - April 2011  [6.70]% for the first month, plus an additional 1/12th of [1.90]% for each month thereafter.
May 2011 - April 2012  [8.60]% for the first month, plus an additional 1/12th of [0.95]% for each month thereafter.
May 2012 and thereafter  [9.55]%

A Trigger Event will be in effect for any distribution date and loan group 2 if (a) the delinquency rates of the related loan group for each of the three (or one and two, in the case of the first and second distribution dates, respectively) immediately preceding months equals or exceeds [6.00]% of the related Aggregate Collateral Balance for such distribution date or (b) the cumulative realized losses on the group 2 mortgage loans exceed the percentage of the related Maximum Group Balance for that distribution date as specified below:

SUBJECT TO FINAL RATING AGENCY APPROVALS

Distribution Date Percentage of Maximum Group Balance
May 2006 - April 2009  N/A
May 2009 - April 2010  [2.80]% for the first month, plus an additional 1/12th of [1.25]% for each month thereafter.
May 2010 - April 2011  [4.05]% for the first month, plus an additional 1/12th of [0.95]% for each month thereafter.
May 2011 - April 2012  [5.00]% for the first month, plus an additional 1/12th of [0.60]% for each month thereafter.
May 2012 - April 2013  [5.60]% for the first month, plus an additional 1/12th of [0.60]% for each month thereafter.
May 2013 and thereafter  [6.20]%

Rapid Amortization Event:
With respect to the group 2 securities and any distribution date, a Rapid Amortization Event will have occurred if any one of the following events is in effect with respect to such distribution date:

1.  a declaration of bankruptcy or insolvency by the trust, the depositor or PNC Bank, N.A.;
2.  a servicing default with respect to PNC Bank, N.A. occurs and is unremedied under the indenture and the servicing agreement and a qualified successor servicer has not been appointed;
3.  the issuer becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;
4.  a draw is made on the Securities Insurance Policy that remains unreimbursed for three months; or
5.  the cumulative realized losses on the group 2 mortgage loans for that distribution date exceeds the percentage of the Maximum Group Balance for loan group 2 as specified below:

Distribution Date Percentage of Maximum Group Balance
May 2006 - April 2009  N/A
May 2009 - April 2010  [3.15]% for the first month, plus an additional 1/12th of [1.40]% for each month thereafter.
May 2010 - April 2011  [4.55]% for the first month, plus an additional 1/12th of [1.05]% for each month thereafter.
May 2011 - April 2012  [5.60]% for the first month, plus an additional 1/12th of [0.70]% for each month thereafter.
May 2012 - April 2013  [6.30]% for the first month, plus an additional 1/12th of [0.70]% for each month thereafter.
May 2013 and thereafter  [7.00]%

Pro Rata Test:
With respect to any distribution date during the Managed Amortization Period, is met if the class principal balance of the Class G Certificates is greater than [3.00]% of the Aggregate Collateral Balance of the group 2 mortgage loans for such distribution date.

Group 2 Allocation Percentage:
With respect to the group 2 securities and any distribution date, the percentage equivalent of a fraction, the numerator of which is the Aggregate Collateral Balance for loan group 2 minus the class principal balance of the Class G Certificates, in each case, at the end of the previous related collection period (in the case of the first distribution date, as of the closing date) and the denominator of which is equal to the Aggregate Collateral Balance of the group 2 mortgage loans at the end of the previous collection period (in the case of the first distribution date, the closing date), provided such percentage shall not be greater than 100%.

Class G Allocation Percentage:	With respect to any distribution date, 100% minus the Group 2 Allocation Percentage for such distribution date.
Registration:	The Offered Securities (other than the Class 1AR, Class 1AR-L, Class 2AR and Class 2AR-L Certificates) will be available in book-entry form through DTC, Clearstream, Luxembourg and Euroclear.
Source for Calculation of One-Month LIBOR:	Telerate Page 3750.
Distributions I. to Group 1 Securityholders:
The Interest Remittance Amount for loan group 1 will be distributed on each distribution date as follows:
1.  to the Class 1X-S Certificates, the related aggregate excess servicing fee for such distribution date;
2.  concurrently to the Class 1AR, Class 1AR-L and Class 1P Certificates and Class 1A-1, Class 1A-2 and Class 1A-3 Notes, Accrued Interest and any Interest Carry Forward Amounts for such classes, pro rata;

3. to the Class 1M-1 Notes, Accrued Interest and any Interest Carry Forward Amount for such class;
4. to the Class 1M-2 Notes, Accrued Interest and any Interest Carry Forward Amount for such class;
5. to the Class 1M-3 Notes, Accrued Interest and any Interest Carry Forward Amount for such class;
6. to the Class 1M-4 Notes, Accrued Interest and any Interest Carry Forward Amount for such class;
7. to the Class 1M-5 Notes, Accrued Interest and any Interest Carry Forward Amount for such class;
8. to the Class 1M-6 Notes, Accrued Interest and any Interest Carry Forward Amount for such class;
9. to the Class 1M-7 Notes, Accrued Interest and any Interest Carry Forward Amount for such class;
10. to the Class 1M-8 Notes, Accrued Interest and any Interest Carry Forward Amount for such class;
11. to the Class 1M-9 Notes, Accrued Interest and any Interest Carry Forward Amount for such class;
12. to the Class1 B-1 Notes, Accrued Interest and any Interest Carry Forward Amount for such class;
13. to the Class1 B-2 Notes, Accrued Interest and any Interest Carry Forward Amount for such class; and
14. for application as part of Group 1 Monthly Excess Cashflow for such distribution date.

II.	The Principal Payment Amount for loan group 1 will be allocated on each distribution date before the related Stepdown Date, or during a related Trigger Event, in the following priority:
1. on the distribution date in [July 2011] or thereafter, to the Class 1P Certificates until the class principal balance of such class has been reduced to zero.

2.  to the Class 1AR Certificates and the Class 1AR-L Certificates, concurrently on a pro rata basis, based on their respective class principal balances, until the class principal balances thereof have been reduced to zero,
3.  to the Class 1A-1 Notes until the class principal balance of such class has been reduced to zero;
4.  to the Class 1A-2 Notes until the class principal balance of such class has been reduced to zero;
5.  to the Class 1A-3 Notes until the class principal balance of such class has been reduced to zero;

6. to the Class 1M-1 Notes until the class principal balance of such class has been reduced to zero;
7. to the Class 1M-2 Notes until the class principal balance of such class has been reduced to zero;
8. to the Class 1M-3 Notes until the class principal balance of such class has been reduced to zero;
9. to the Class 1M-4 Notes until the class principal balance of such class has been reduced to zero;

10.  to the Class 1M-5 Notes until the class principal balance of such class has been reduced to zero;
11.  to the Class 1M-6 Notes until the class principal balance of such class has been reduced to zero;
12.  to the Class 1M-7 Notes until the class principal balance of such class has been reduced to zero;
13.  to the Class 1M-8 Notes until the class principal balance of such class has been reduced to zero;
14.  to the Class 1M-9 Notes until the class principal balance of such class has been reduced to zero;
15.  to the Class 1B-1 Notes until the class principal balance of such class has been reduced to zero;

16. to the Class 1B-2 Notes until the class principal balance of such class has been reduced to zero; and
17. for application as part of Group 1 Monthly Excess Cashflow for such distribution date.

III.
The Principal Payment Amount for loan group 1 will be allocated on each distribution date on and after the related Stepdown Date and assuming no related Trigger Event is in effect in the following priority:

1. commencing on the distribution date in [July 2011] or thereafter, to the Class 1P Certificates until the class principal balance of such class has been reduced to zero.

2.  distributed sequentially, as follows: (a) to the Class 1A-1 Notes, until the class principal balance thereof has been reduced to zero, then (b) to the Class 1A-2 Notes until the class principal balance thereof has been reduced to zero, and then (c) to the Class 1A-3 Notes until the class principal balance thereof has been reduced to zero, in each case, in accordance with the Target Credit Enhancement percentage for the Class 1A Notes.

3. to the Class 1M-1 Notes, in accordance with the Target Credit Enhancement percentage for the Class 1M-1 Notes, until the class principal balance of such class has been reduced to zero;

4.  to the Class 1M-2 Notes, in accordance with the Target Credit Enhancement percentage for the Class 1M-2 Notes, until the class principal balance of such class has been reduced to zero;
5.  to the Class 1M-3 Notes, in accordance with the Target Credit Enhancement percentage for the Class 1M-3 Notes, until the class principal balance of such class has been reduced to zero;
6.  to the Class 1M-4 Notes, in accordance with the Target Credit Enhancement percentage for the Class 1M-4 Notes, until the class principal balance of such class has been reduced to zero;

7. to the Class 1M-5 Notes, in accordance with the Target Credit Enhancement percentage for the Class 1M-5 Notes, until the class principal balance of such class has been reduced to zero;
8. to the Class 1M-6 Notes, in accordance with the Target Credit Enhancement percentage for the Class 1M-6 Notes, until the class principal balance of such class has been reduced to zero;
9. to the Class 1M-7 Notes, in accordance with the Target Credit Enhancement percentage for the Class 1M-7 Notes, until the class principal balance of such class has been reduced to zero;
10. to the Class 1M-8 Notes, in accordance with the Target Credit Enhancement percentage for the Class 1M-8 Notes, until the class principal balance of such class has been reduced to zero;
11. to the Class 1M-9 Notes, in accordance with the Target Credit Enhancement percentage for the Class 1M-9 Notes, until the class principal balance of such class has been reduced to zero;

12.  to the Class 1B-1 Notes, in accordance with the Target Credit Enhancement percentage for the Class 1B-1 Notes, until the class principal balance of such class has been reduced to zero;
13.  to the Class 1B-2 Notes, in accordance with the Target Credit Enhancement percentage for the Class 1B-2 Notes, until the class principal balance of such class has been reduced to zero; and
14.  for application as part of Group 1 Monthly Excess Cashflow for such distribution date.

IV.	Any amount distributed pursuant to clause (14) in clauses I and III and clause (17) in II above shall be distributed to the group 1 securities in the following order of priority:

1.  an amount equal to the aggregate realized losses on the group 1 mortgage loans incurred during the related collection period, such amount to be added to the related Principal Payment Amount and distributed as set forth above in clauses II and III.
2.  for the first distribution date, 100% of the Group 1 Monthly Excess Cashflow available under this clause 2 will be released to the Class 1X-1 Certificates.

3.  a)Prior to the related Stepdown Date or if a related Trigger Event is in effect, until the required Overcollaterlization Amount is reached, according to clause II above; or
b) On or after the related Stepdown Date, provided no related Trigger Event is in effect, until the required Overcollaterlization Amount is reached, according to clause III above;

4. to the Class 1M-1 Notes, any unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;

5.  to the Class 1M-2 Notes, any unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;
6.  to the Class 1M-3 Notes, any unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;
7.  to the Class 1M-4 Notes, any unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;
8.  to the Class 1M-5 Notes, any unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;
9.  to the Class 1M-6 Notes, any unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;
10.  to the Class 1M-7 Notes, any unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;

11. to the Class 1M-8 Notes, any unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;
12. to the Class 1M-9 Notes, any unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;

13.  to the Class 1B-1 Notes, any unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;
14.  to the Class 1B-2 Notes, any unpaid realized loss amounts for such class; to the extent not paid from amounts on deposit in the Swap Account;
15.  to the Class 1A-1, Class 1A-2 and Class 1A-3 Notes, pro rata based on amounts due, any applicable basis risk shortfall for each such class, to the extent not paid from amounts on deposit in the Swap Account;
16.  to the Class 1M-1 Notes, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
17.  to the Class 1M-2 Notes, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
18.  to the Class 1M-3 Notes, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
19.  to the Class 1M-4 Notes, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
20.  to the Class 1M-5 Notes, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
21.  to the Class 1M-6 Notes, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
22.  to the Class 1M-7 Notes, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
23.  to the Class 1M-8 Notes, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
24.  to the Class 1M-9 Notes, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;

25.  to the Class 1B-1 Notes, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
26.  to the Class 1B-2 Notes, any applicable basis risk shortfall for such class, to the extent not paid from amounts on deposit in the Swap Account;
27.  to the Swap Provider, the amount of any Swap Termination Payment resulting from a Swap Provider Trigger Event not previously paid;

28.  to the Class 1X-1 Certificates, the amount distributable thereon pursuant to the pooling and servicing agreement; and
29.  to the Class 1AR Certificates and Class 1AR-L Certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the Class 1AR Certificates and the Class 1AR-L Certificates under this clause (29).

Distributions I. to Group 2 Securityholders:
The Group 2 Allocation Percentage of the Interest Remittance Amount for loan group 2 will be distributed on each distribution date as follows:
1.  to the Class 2X-S Certificates, the related aggregate excess servicing fee for such distribution date;

2. to the Securities Insurer, any accrued and unpaid premiums;
3. concurrently to the Class 2A-1, Class 2AR, Class 2AR-L and Class 2P Certificates, Accrued Interest and any Interest Carry Forward Amounts for such classes, pro rata;
4. to the Securities Insurer, any reimbursement for amounts paid under the Securities Insurance Policy, including interest thereon;
5. to the Class 2M-1 Notes, Accrued Interest and any Interest Carry Forward Amount for such class;
6. to the Class 2M-2 Notes, Accrued Interest and any Interest Carry Forward Amount for such class; and
7. for application as part of Group 2 Monthly Excess Cashflow.

II.	The Class G Allocation Percentage of the Interest Remittance Amount for loan group 2 will be distributed on each distribution date as follows:
1. to the Class G Certificates, Accrued Interest and any Interest Carry Forward Amount for such class; and
2. for application as part of Group 2 Monthly Excess Cashflow.

III.	The Principal Payment Amount for loan group 2 will be allocated on each distribution date before the related Stepdown Date, or during a related Trigger Event, in the following priority:
1. on the distribution date in [July 2011] or thereafter, to the Class 2P Certificates until the class principal balance of such class has been reduced to zero;

2.  to the Class 2AR Certificates and the Class 2AR-L Certificates, concurrently on a pro rata basis, based on their respective class principal balances, until the class principal balances thereof have been reduced to zero;

3. to the Class 2A-1 Notes until the class principal balance of such class has been reduced to zero;
4. to the Securities Insurer, any reimbursement for amounts paid under the Securities Insurance Policy, to the extent not paid from interest distributions;
5. to the Class 2M-1 Notes until the class principal balance of such class has been reduced to zero;
6. to the Class 2M-2 Notes until the class principal balance of such class has been reduced to zero;
7. during the Rapid Amortization Period, to the Class G Certificates until the class principal balance of such class has been reduced to zero; and
8. for application as part of Group 2 Monthly Excess Cashflow.

IV.
The Principal Payment Amount for loan group 2 will be allocated on each distribution date on and after the related Stepdown Date and assuming no related Trigger Event is in effect in the following priority:

1. commencing on the distribution date in [July 2011] or thereafter, to the Class 2P Certificates until the class principal balance of such class has been reduced to zero;
2. to the Class 2A-1 Notes in accordance with the Target Credit Enhancement percentage for the Class 2A-1 Notes, until the class principal balance of such class has been reduced to zero;
3. to the Securities Insurer, any reimbursement for amounts paid under the Securities Insurance Policy, to the extent not paid from interest distributions;
4. to the Class 2M-1 Notes, in accordance with the Target Credit Enhancement percentage for the Class 2M-1 Notes, until the class principal balance of such class has been reduced to zero;
5. to the Class 2M-2 Notes, in accordance with the Target Credit Enhancement percentage for the Class 2M-2 Notes, until the class principal balance of such class has been reduced to zero; and
6. during the Rapid Amortization Period, to the Class G Certificates until the class principal balance of such class has been reduced to zero; and
7. for application as part of Group 2 Monthly Excess Cashflow for such distribution date.

V.	Any amount remaining after distributions in clauses I, II, III and IV above shall be distributed to the group 2 securities in the following order of priority:

1.  an amount equal to the aggregate realized losses on the group 2 mortgage loans incurred during the related collection period, such amount to be added to the related Principal Payment Amount and distributed as set forth above in III and IV;

2. to the Securities Insurer, any reimbursement for amounts paid under the Securities Insurance Policy, to the extent not paid from interest and principal distributions;

3.  a)prior to the related Stepdown Date or if a related Trigger Event is in effect, until the required Overcollaterlization Amount is reached, according to clause III above; or
b)on or after the related Stepdown Date, provided no related Trigger Event is in effect, until the required Overcollaterlization Amount is reached, according to clause IV above;

4. to the Class 2M-1 Notes, any unpaid realized loss amounts for such class;
5. to the Class 2M-2 Notes, any unpaid realized loss amounts for such class;
6. to the Class 2A-1 Notes, any applicable basis risk shortfall for such class;
7. to the Class 2M-1 Notes, any applicable basis risk shortfall for such class;
8. to the Class 2M-2 Notes, any applicable basis risk shortfall for such class;
9. to the Securities Insurer, any reimbursement for other amounts owed under the Securities Insurance Policy;
10. to the Class 2X-1 Certificates, the amount distributable thereon pursuant to the Indenture; and

11.  to the Class 2AR Certificates and Class 2AR-L Certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the Class 2AR Certificates and the Class 2AR-L Certificates under this clause (11).

VI.
During the Managed Amortization Period, the Class G Principal Payment Amount will be paid to the Class G Certificates. During the Rapid Amortization Period, the Class G Certificates will receive principal only after the other group 2 securities have been paid in full, in the priority set forth above.

Additional Information:
Investors may find additional information about the original characteristics and delinquency, loss and prepayment experience of certain prior securitized pools of similar assets prepared by DLJ Mortgage Capital, Inc. at http://www.credit-suisse.hemt.static-pool.com.

Swap Agreement

The Swap Agreement Lower Bound and Upper Bound amounts are shown on the following page. The Swap Agreement notional amount is determined as follows:

1)
if the aggregate class principal balance of the group 1 notes for the immediately preceding distribution date (or as of the closing date for the first distribution date) is greater than the Lower Bound and less than the Upper Bound, the Swap Agreement notional amount will be the excess, if any, of (i) the aggregate class principal balance of the group 1 notes for the immediately preceding distribution date (or as of the closing date for the first distribution date) over (ii) the aggregate class principal balance of the Class 1A-1 Notes and Class 1A-2 Notes for the immediately preceding distribution date (or as of the closing date for the first distribution date).

2)
if the aggregate class principal balance of the group 1 notes for the immediately preceding distribution date (or as of the closing date for the first distribution date) is less than or equal to the Lower Bound, the Swap Agreement notional amount will be the excess, if any, of (i) the Lower Bound over (ii) the aggregate class principal balance of the Class 1A-1 Notes and Class 1A-2 Notes for the immediately preceding distribution date (or as of the closing date for the first distribution date).

3)
if the aggregate class principal balance of the group 1 notes for the immediately preceding distribution date (or as of the closing date for the first distribution date) is greater than or equal to the Upper Bound, the Swap Agreement notional amount will be excess, if any, of (i) the Upper Bound over (ii) the aggregate class principal balance of the Class 1A-1 Notes and Class 1A-2 Notes for the immediately preceding distribution date (or as of the closing date for the first distribution date).

Under the Swap Agreement, the Supplemental Interest Trust shall be obligated to pay to the Swap Provider an amount equal to approximately [5.40%] (per annum) (30/360 accrual) of the Swap Agreement notional amount for the related period and the Supplemental Interest Trust will be entitled to receive from the Swap Provider an amount equal to the product of (i) One-Month LIBOR (as determined pursuant to the Swap Agreement) and (ii) the Swap Agreement notional amount for the related period, accrued (on an actual/360 basis) during each Swap Agreement accrual period until the Swap Agreement is retired. Only the Net Swap Payment of the two obligations above will be paid by the appropriate party.

Swap Agreement Upper Bounds and Lower Bounds

Period	Distribution Date	Lower Bound	Upper Bound	Fixed Payer Rate
1	25-May-06	343,000,000	343,000,000	5.40%
2	25-Jun-06	327,530,000	336,175,000	5.40%
3	25-Jul-06	311,675,000	329,000,000	5.40%
4	25-Aug-06	295,365,000	321,475,000	5.40%
5	25-Sep-06	278,670,000	313,600,000	5.40%
6	25-Oct-06	261,660,000	305,410,000	5.40%
7	25-Nov-06	244,405,000	296,905,000	5.40%
8	25-Dec-06	226,975,000	288,085,000	5.40%
9	25-Jan-07	209,440,000	279,055,000	5.40%
10	25-Feb-07	193,235,000	270,235,000	5.40%
11	25-Mar-07	178,185,000	261,660,000	5.40%
12	25-Apr-07	164,255,000	253,330,000	5.40%
13	25-May-07	151,375,000	245,245,000	5.40%
14	25-Jun-07	139,405,000	237,370,000	5.40%
15	25-Jul-07	128,380,000	229,705,000	5.40%
16	25-Aug-07	118,125,000	222,250,000	5.40%
17	25-Sep-07	108,640,000	215,005,000	5.40%
18	25-Oct-07	99,890,000	207,970,000	5.40%
19	25-Nov-07	91,770,000	201,145,000	5.40%
20	25-Dec-07	84,245,000	194,495,000	5.40%
21	25-Jan-08	77,280,000	188,055,000	5.40%
22	25-Feb-08	70,875,000	181,790,000	5.40%
23	25-Mar-08	64,925,000	175,700,000	5.40%
24	25-Apr-08	59,395,000	169,820,000	5.40%
25	25-May-08	54,320,000	164,080,000	5.40%
26	25-Jun-08	49,630,000	158,515,000	5.40%
27	25-Jul-08	45,290,000	153,125,000	5.40%
28	25-Aug-08	41,265,000	147,875,000	5.40%
29	25-Sep-08	37,555,000	142,800,000	5.40%
30	25-Oct-08	34,125,000	137,865,000	5.40%
31	25-Nov-08	30,940,000	133,105,000	5.40%
32	25-Dec-08	28,000,000	128,485,000	5.40%
33	25-Jan-09	-	124,005,000	5.40%
34	25-Feb-09	-	119,665,000	5.40%
35	25-Mar-09	-	115,465,000	5.40%
36	25-Apr-09	-	111,440,000	5.40%
37	25-May-09	-	107,520,000	5.40%
38	25-Jun-09	-	103,705,000	5.40%
39	25-Jul-09	-	100,065,000	5.40%
40	25-Aug-09	-	96,495,000	5.40%
41	25-Sep-09	-	93,100,000	5.40%
42	25-Oct-09	-	89,775,000	5.40%

Swap Payments:
Funds payable under the Swap Agreement (i.e., Swap Payment from either the Supplemental Interest Trust or the Swap Provider) will be deposited into the Swap Account.

Funds payable under the Swap Agreement in the Swap Account which are payable to the Swap Provider will be distributed from any available funds prior to distributions on the group 1 securities (as described herein under “Distributions to Group 1 Securityholders” (page 10)) on each distribution date in the following order of priority:

1.  To the Swap Provider, any Net Swap Payment owed for such distribution date; and

2.  To the Swap Provider, any Swap Termination Payment not due to a Swap Provider Trigger Event.

Funds payable under the Swap Agreement in the Swap Account that are payable to the Supplemental Interest Trust will be distributed to the group 1 securities on each distribution date in the following order of priority:

1.  to the Class 1A-1, Class 1A-2 and Class 1A-3 Notes and the Class 1AR and Class 1AR-L Certificates, pro rata based on amounts due, Accrued Interest and any Interest Carry Forward Amount for such class and distribution date, after giving effect to distributions of such amounts as described hereunder in Section I of “Distributions to Group 1 Securityholders” (page 10) on such distribution date.

2.  to the Class 1M-1, Class 1M-2, Class 1M-3, Class 1M-4, Class 1M-5, Class 1M-6, Class 1M-7, Class 1M-8, Class 1M-9, Class 1B-1 and Class 1B-2 Notes, in that order, Accrued Interest and any Interest Carry Forward Amount for such class and distribution date, after giving effect to distributions of such amounts as described hereunder in Section I of “Distributions to Group 1 Securityholders” (page 10) on such distribution date;

3.  to the Principal Remittance Amount for loan group 1, up to the amount of realized losses on the group 1 mortgage loans incurred during the related collection period, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder in Section IV of “Distributions to Group 1 Securityholders” (page 11) on such distribution date;

4.  to pay the Class 1M-1, Class 1M-2, Class 1M-3, Class 1M-4, Class 1M-5, Class 1M-6, Class 1M-7, Class 1M-8, Class 1M-9, Class 1B-1 and Class 1B-2 Notes, in that order, any unpaid realized loss amounts, with interest therein at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder in Section IV of “Distributions to Group 1 Securityholders” (page 11) on such distribution date; and

5.  to pay sequentially, (i) the Class 1A-1, Class 1A-2 and Class 1A-3 Notes, on a pro-rata basis, and (ii) the Class 1M-1, Class 1M-2, Class 1M-3, Class 1M-4, Class 1M-5, Class 1M-6, Class 1M-7, Class 1M-8, Class 1M-9, Class 1B-1 and Class 1B-2 Notes, in that order, any applicable basis risk shortfall for each such class, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder in Section IV of “Distributions to Group 1 Securityholders” (page 11) on such distribution date.

Any amounts paid under the Swap Agreement not used to pay unpaid interest, to cover realized losses on the group 1 mortgage loans, to pay unpaid realized loss amounts or to pay related basis risk shortfalls will remain on deposit in the Swap Account and will be available on future distribution dates to make the payments described in 1. through 5. above. On the distribution date on which the aggregate principal balance of the group 1 securities and the Class 1B-1 Notes is reduced to zero, any amounts remaining in the Swap Account will be distributed to the Class 1X-1 Certificates.

Swap Provider Downgrade Provisions:
If the Swap Provider's ratings fall below:
• a short-term credit rating of “A-1” by Standard & Poor's; or
• a short-term credit rating of “P-1” and long-term credit rating of “A-1” by Moody's;

The Swap Provider is required, at it’s cost, to perform, in a manner satisfactory to the Rating Agencies, in order to confirm that the ratings on the group 1 notes will be the same as the ratings in effect prior to such downgrade of the Swap Provider, one or more actions, including, but not limited to:
• furnishing a guarantee from a guarantor rated greater than or equal to “A+” by Standard & Poor's and “Aa3” by Moody's;
• post collateral according to the terms of the Swap Agreement; or
• replacing the Swap Provider with a party that has a rating greater than or equal to “A+”  by Standard & Poor's and “A-1” and “P-1” by Moody's.

Replacement of a Swap Agreement following Termination:
If the credit ratings of the Swap Provider are downgraded to a rating level below “BBB-“ by Standard & Poor’s, “A-3” or “P-2” by Moody’s or “A” or “F-1” by Fitch, then the Swap Provider must, in a manner satisfactory to the Rating Agencies in order to confirm that the ratings on the group 1 notes will be the same as the ratings in effect prior to such downgrade, seek to replace itself with a substitute Provider, but only on the conditions specified in the pooling and servicing agreement.

Group 1 - Bond Summary
(Assumes no losses, 1-month LIBOR at 4.927%, 100% PPC and business day convention ignored, Actual/360 day count convention)

To Call
Class 1A-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	1.78	1.20	0.91	0.62	0.46
First Pay	May-06	May-06	May-06	May-06	May-06
Last Pay	Feb-11	Dec-08	Mar-08	Jul-07	Mar-07

Class 1A-2	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	6.34	3.50	2.14	1.36	0.97
First Pay	Feb-11	Dec-08	Mar-08	Jul-07	Mar-07
Last Pay	Jul-14	Sep-11	Aug-08	Oct-07	May-07

Class 1A-3	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	10.55	6.92	2.58	1.60	1.13
First Pay	Jul-14	Sep-11	Aug-08	Oct-07	May-07
Last Pay	Sep-17	Oct-13	Feb-09	Jan-08	Jul-07

Class 1M-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	7.54	5.37	3.92	1.83	1.28
First Pay	Dec-09	Apr-10	Feb-09	Jan-08	Jul-07
Last Pay	Sep-17	Oct-13	Sep-11	Mar-08	Aug-07

Class 1M-2	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	7.54	5.20	5.35	2.08	1.43
First Pay	Dec-09	Dec-09	Mar-11	Mar-08	Aug-07
Last Pay	Sep-17	Oct-13	Sep-11	Jul-08	Oct-07

Class 1M-3	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	7.54	5.13	4.89	2.29	1.57
First Pay	Dec-09	Oct-09	Oct-10	Jul-08	Oct-07
Last Pay	Sep-17	Oct-13	Sep-11	Aug-08	Nov-07

Class 1M-4	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	7.54	5.10	4.61	2.45	1.67
First Pay	Dec-09	Sep-09	Jun-10	Aug-08	Nov-07
Last Pay	Sep-17	Oct-13	Sep-11	Nov-08	Jan-08

Class 1M-5	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	7.54	5.08	4.41	2.63	1.78
First Pay	Dec-09	Aug-09	Mar-10	Nov-08	Jan-08
Last Pay	Sep-17	Oct-13	Sep-11	Jan-09	Feb-08

Class 1M-6	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	7.54	5.06	4.29	2.79	1.88
First Pay	Dec-09	Aug-09	Jan-10	Jan-09	Feb-08
Last Pay	Sep-17	Oct-13	Sep-11	Feb-09	Mar-08

Class 1M-7	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	7.54	5.05	4.21	2.99	2.00
First Pay	Dec-09	Jul-09	Nov-09	Feb-09	Mar-08
Last Pay	Sep-17	Oct-13	Sep-11	Jul-09	May-08

Class 1M-8	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	7.54	5.04	4.13	3.24	2.11
First Pay	Dec-09	Jul-09	Oct-09	Jul-09	May-08
Last Pay	Sep-17	Oct-13	Sep-11	Jul-09	Jun-08

Class 1M-9	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	7.54	5.04	4.09	3.24	2.16
First Pay	Dec-09	Jun-09	Sep-09	Jul-09	Jun-08
Last Pay	Sep-17	Oct-13	Sep-11	Jul-09	Jun-08

Class 1B-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	7.54	5.02	4.04	3.24	2.16
First Pay	Dec-09	Jun-09	Aug-09	Jul-09	Jun-08
Last Pay	Sep-17	Oct-13	Sep-11	Jul-09	Jun-08

To Maturity
Class 1A-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	1.78	1.20	0.91	0.62	0.46
First Pay	May-06	May-06	May-06	May-06	May-06
Last Pay	Feb-11	Dec-08	Mar-08	Jul-07	Mar-07

Class 1A-2	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	6.34	3.50	2.14	1.36	0.97
First Pay	Feb-11	Dec-08	Mar-08	Jul-07	Mar-07
Last Pay	Jul-14	Sep-11	Aug-08	Oct-07	May-07

Class 1A-3	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	12.16	8.39	2.58	1.60	1.13
First Pay	Jul-14	Sep-11	Aug-08	Oct-07	May-07
Last Pay	Jul-24	Sep-22	Feb-09	Jan-08	Jul-07

Class 1M-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	8.16	5.94	5.52	1.83	1.28
First Pay	Dec-09	Apr-10	Feb-09	Jan-08	Jul-07
Last Pay	Apr-23	May-21	Jun-18	Mar-08	Aug-07

Class 1M-2	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	8.16	5.76	6.26	2.08	1.43
First Pay	Dec-09	Dec-09	Mar-11	Mar-08	Aug-07
Last Pay	Apr-23	Nov-20	Jan-17	Jul-08	Oct-07

Class 1M-3	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	8.16	5.67	5.29	2.29	1.57
First Pay	Dec-09	Oct-09	Oct-10	Jul-08	Oct-07
Last Pay	Apr-23	Apr-20	Jul-16	Aug-08	Nov-07

Class 1M-4	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	8.16	5.63	5.00	2.45	1.67
First Pay	Dec-09	Sep-09	Jun-10	Aug-08	Nov-07
Last Pay	Apr-23	Dec-19	May-16	Nov-08	Jan-08

Class 1M-5	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	8.16	5.60	4.80	2.63	1.78
First Pay	Dec-09	Aug-09	Mar-10	Nov-08	Jan-08
Last Pay	Apr-23	Jul-19	Jan-16	Jan-09	Feb-08

Class 1M-6	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	8.16	5.58	4.67	2.79	1.88
First Pay	Dec-09	Aug-09	Jan-10	Jan-09	Feb-08
Last Pay	Apr-23	Mar-19	Oct-15	Feb-09	Mar-08

Class 1M-7	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	8.16	5.55	4.57	3.51	2.00
First Pay	Dec-09	Jul-09	Nov-09	Feb-09	Mar-08
Last Pay	Apr-23	Jan-19	Jul-15	Jul-13	May-08

Class 1M-8	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	8.16	5.53	4.48	5.86	2.11
First Pay	Dec-09	Jul-09	Oct-09	Aug-11	May-08
Last Pay	Apr-23	Jul-18	Mar-15	Dec-12	Jun-08

Class 1M-9	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	8.16	5.50	4.42	4.94	2.22
First Pay	Dec-09	Jun-09	Sep-09	Nov-10	Jun-08
Last Pay	Apr-23	Feb-18	Nov-14	Aug-11	Aug-08

Class 1B-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	8.12	5.45	4.35	4.31	2.39
First Pay	Dec-09	Jun-09	Aug-09	Apr-10	Aug-08
Last Pay	Feb-23	Sep-17	Jul-14	Mar-11	Oct-08

Group 2 - Bond Summary

(Assumes no losses, 1-month LIBOR at 4.927%, 100% PPC and business day convention ignored, Actual/360 day count convention)

To Call
Class 2A-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	4.43	2.88	2.05	1.20	0.79
First Pay	May-06	May-06	May-06	May-06	May-06
Last Pay	Apr-17	Sep-13	Jul-11	May-09	Apr-08

Class 2M-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	7.45	4.94	3.86	3.07	1.99
First Pay	Nov-09	May-09	Jun-09	May-09	Apr-08
Last Pay	Apr-17	Sep-13	Jul-11	May-09	Apr-08

Class 2M-2	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	7.42	4.92	3.84	3.07	1.99
First Pay	Nov-09	May-09	Jun-09	May-09	Apr-08
Last Pay	Apr-17	Sep-13	Jul-11	May-09	Apr-08

To Maturity
Class 2A-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	4.69	3.12	2.24	1.30	0.81
First Pay	May-06	May-06	May-06	May-06	May-06
Last Pay	Jun-25	Apr-21	Nov-17	Apr-13	Dec-08

Class 2M-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	7.64	5.13	4.00	3.48	2.77
First Pay	Nov-09	May-09	Jun-09	Sep-09	Dec-08
Last Pay	Nov-18	Mar-15	Aug-12	Dec-09	Mar-09

Class 2M-2	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
Average Life	7.46	4.96	3.87	3.32	3.43
First Pay	Nov-09	May-09	Jun-09	Jul-09	Mar-09
Last Pay	Jan-18	May-14	Jan-12	Sep-09	Aug-10

Group 1 - Net Funds Cap

(Assumes no losses, adjusted for Net Swap Payment owed to the Swap Provider, 1-month LIBOR at 4.927%, 100% PPC, business day convention ignored, Act/360 day count convention)

Period	Net Funds Cap	Period	Net Funds Cap	Period	Net Funds Cap
1	11.47%	41	9.99%	81	9.99%
2	9.99%	42	10.33%	82	9.99%
3	10.33%	43	9.99%	83	11.06%
4	9.99%	44	10.33%	84	9.99%
5	9.99%	45	9.99%	85	10.32%
6	10.33%	46	9.99%	86	9.99%
7	9.99%	47	11.06%	87	10.32%
8	10.33%	48	9.99%	88	9.99%
9	9.99%	49	10.33%	89	9.99%
10	9.99%	50	9.99%	90	10.32%
11	11.06%	51	10.33%	91	9.99%
12	9.99%	52	9.99%	92	10.32%
13	10.33%	53	9.99%	93	9.99%
14	9.99%	54	10.33%	94	9.99%
15	10.33%	55	9.99%	95	11.06%
16	9.99%	56	10.32%	96	9.99%
17	9.99%	57	9.99%	97	10.32%
18	10.33%	58	9.99%	98	9.99%
19	9.99%	59	11.06%	99	10.32%
20	10.33%	60	9.99%	100	9.99%
21	9.99%	61	10.32%	101	9.99%
22	9.99%	62	9.99%	102	10.32%
23	10.68%	63	10.32%	103	9.99%
24	9.99%	64	9.99%	104	10.32%
25	10.33%	65	9.99%	105	9.99%
26	9.99%	66	10.32%	106	9.99%
27	10.33%	67	9.99%	107	11.06%
28	9.99%	68	10.32%	108	9.99%
29	9.99%	69	9.99%	109	10.32%
30	10.33%	70	9.99%	110	9.99%
31	9.99%	71	10.68%	111	10.32%
32	10.33%	72	9.99%	112	9.99%
33	9.99%	73	10.32%	113	9.99%
34	9.99%	74	9.99%	114	10.32%
35	11.06%	75	10.32%	115	9.99%
36	9.99%	76	9.99%	116	10.32%
37	10.33%	77	9.99%	117	9.99%
38	9.99%	78	10.32%	118	9.99%
39	10.33%	79	9.99%	119	10.68%
40	9.99%	80	10.32%	120	9.99%

Group 2 - Net Funds Cap

(Assumes no losses, 20% flat Prime, 100% PPC, business day convention ignored, Act/360 day count convention)

Period	Net Funds Cap	Period	Net Funds Cap	Period	Net Funds Cap
1	9.64%	41	16.71%	81	16.71%
2	16.71%	42	17.27%	82	16.71%
3	17.26%	43	16.71%	83	18.51%
4	16.71%	44	17.27%	84	16.72%
5	16.71%	45	16.71%	85	17.27%
6	17.26%	46	16.71%	86	16.72%
7	16.71%	47	18.50%	87	17.27%
8	17.26%	48	16.71%	88	16.72%
9	16.71%	49	17.27%	89	16.72%
10	16.71%	50	16.71%	90	17.28%
11	18.50%	51	17.27%	91	16.72%
12	16.71%	52	16.71%	92	17.28%
13	17.27%	53	16.71%	93	16.72%
14	16.71%	54	17.27%	94	16.72%
15	17.27%	55	16.71%	95	18.52%
16	16.71%	56	17.27%	96	16.72%
17	16.71%	57	16.71%	97	17.28%
18	17.27%	58	16.71%	98	16.73%
19	16.71%	59	18.50%	99	17.28%
20	17.27%	60	16.71%	100	16.73%
21	16.71%	61	17.27%	101	16.73%
22	16.71%	62	16.71%	102	17.29%
23	17.87%	63	17.27%	103	16.73%
24	16.71%	64	16.71%	104	17.29%
25	17.27%	65	16.71%	105	16.73%
26	16.71%	66	17.27%	106	16.74%
27	17.27%	67	16.71%	107	18.53%
28	16.72%	68	17.27%	108	16.74%
29	16.72%	69	16.71%	109	17.30%
30	17.27%	70	16.71%	110	16.74%
31	16.72%	71	17.86%	111	17.30%
32	17.28%	72	16.71%	112	16.74%
33	16.72%	73	17.27%	113	16.75%
34	16.72%	74	16.71%	114	17.31%
35	18.51%	75	17.27%	115	16.75%
36	16.72%	76	16.71%	116	17.31%
37	17.28%	77	16.71%	117	16.75%
38	16.72%	78	17.27%	118	16.76%
39	17.27%	79	16.71%	119	17.91%
40	16.71%	80	17.27%	120	16.76%

Group 1 - Excess Spread

(Assumes no losses, no basis risk shortfall payback, approximated forward 1-month LIBOR as shown below, 100% PPC, business day convention ignored)

Period	1-month LIBOR	Excess Spread	Period	1-month LIBOR	Excess Spread	Period	1-month LIBOR	Excess Spread
1	4.927%	5.27%	41	4.988%	4.62%	81	5.218%	4.60%
2	5.041%	4.68%	42	5.000%	4.73%	82	5.223%	4.60%
3	5.005%	4.71%	43	5.002%	4.95%	83	5.217%	5.16%
4	5.049%	4.71%	44	5.014%	5.13%	84	5.158%	4.66%
5	5.082%	4.73%	45	5.028%	4.97%	85	5.162%	4.84%
6	5.046%	4.75%	46	5.033%	4.98%	86	5.163%	4.66%
7	5.067%	4.76%	47	5.033%	5.50%	87	5.167%	4.84%
8	5.067%	4.78%	48	5.034%	4.98%	88	5.171%	4.69%
9	5.011%	4.79%	49	5.036%	5.16%	89	5.179%	4.72%
10	5.013%	4.80%	50	5.040%	4.98%	90	5.262%	4.87%
11	5.000%	4.86%	51	5.043%	5.15%	91	5.267%	4.73%
12	4.940%	4.84%	52	5.046%	4.98%	92	5.273%	4.95%
13	4.930%	4.87%	53	5.052%	4.98%	93	5.277%	4.82%
14	4.918%	4.88%	54	5.057%	5.15%	94	5.281%	4.86%
15	4.895%	4.91%	55	5.061%	4.98%	95	5.266%	5.45%
16	4.883%	4.92%	56	5.071%	5.14%	96	5.152%	5.08%
17	4.873%	4.94%	57	5.080%	4.96%	97	5.154%	5.30%
18	4.876%	4.95%	58	5.085%	4.95%	98	5.155%	5.19%
19	4.866%	4.93%	59	5.087%	5.47%	99	5.158%	5.41%
20	4.862%	4.95%	60	5.090%	4.95%	100	5.161%	5.30%
21	4.871%	4.93%	61	5.093%	5.12%	101	5.171%	5.35%
22	4.864%	4.93%	62	5.111%	4.93%	102	5.250%	5.50%
23	4.861%	4.97%	63	5.137%	5.08%	103	5.253%	5.40%
24	4.877%	4.93%	64	5.143%	4.90%	104	5.259%	5.61%
25	4.871%	4.95%	65	5.155%	4.89%	105	5.260%	5.51%
26	4.873%	4.93%	66	5.193%	4.81%	106	5.264%	5.56%
27	4.894%	4.95%	67	5.199%	4.62%	107	5.262%	6.08%
28	4.891%	4.93%	68	5.207%	4.79%	108	5.202%	5.73%
29	4.896%	4.94%	69	5.211%	4.61%	109	5.203%	5.94%
30	4.920%	4.97%	70	5.219%	4.60%	110	5.206%	5.86%
31	4.918%	4.96%	71	5.201%	4.98%	111	5.209%	6.07%
32	4.931%	5.00%	72	5.103%	4.71%	112	5.211%	5.99%
33	4.951%	4.99%	73	5.105%	4.89%	113	5.222%	6.05%
34	4.953%	5.00%	74	5.108%	4.70%	114	5.276%	6.22%
35	4.955%	5.10%	75	5.111%	4.88%	115	5.279%	6.15%
36	4.964%	5.03%	76	5.115%	4.70%	116	5.284%	6.35%
37	4.964%	5.08%	77	5.128%	4.68%	117	5.285%	6.30%
38	4.969%	4.85%	78	5.204%	4.80%	118	5.290%	6.37%
39	4.980%	4.68%	79	5.209%	4.61%	119	5.270%	6.72%
40	4.981%	4.54%	80	5.214%	4.79%	120	5.192%	6.60%

Group 2 - Excess Spread

(Assumes no losses, no basis risk shortfall payback, approximated forward 1-month LIBOR as shown below, 100% PPC, business day convention ignored)

Period	1-month LIBOR	Excess Spread	Period	1-month LIBOR	Excess Spread	Period	1-month LIBOR	Excess Spread
1	4.927%	4.13%	41	4.988%	3.98%	81	5.218%	4.17%
2	5.041%	3.90%	42	5.000%	4.15%	82	5.223%	4.19%
3	5.005%	4.08%	43	5.002%	3.98%	83	5.217%	4.72%
4	5.049%	3.91%	44	5.014%	4.15%	84	5.158%	4.23%
5	5.082%	3.91%	45	5.028%	3.98%	85	5.162%	4.42%
6	5.046%	4.08%	46	5.033%	3.98%	86	5.163%	4.28%
7	5.067%	3.92%	47	5.033%	4.49%	87	5.167%	4.47%
8	5.067%	4.09%	48	5.034%	3.98%	88	5.171%	4.33%
9	5.011%	3.92%	49	5.036%	4.15%	89	5.179%	4.36%
10	5.013%	3.93%	50	5.040%	3.98%	90	5.262%	4.56%
11	5.000%	4.44%	51	5.043%	4.15%	91	5.267%	4.43%
12	4.940%	3.94%	52	5.046%	3.98%	92	5.273%	4.62%
13	4.930%	4.11%	53	5.052%	3.98%	93	5.277%	4.49%
14	4.918%	3.94%	54	5.057%	4.15%	94	5.281%	4.53%
15	4.895%	4.11%	55	5.061%	3.98%	95	5.266%	5.04%
16	4.883%	3.95%	56	5.071%	4.15%	96	5.152%	4.58%
17	4.873%	3.96%	57	5.080%	3.98%	97	5.154%	4.77%
18	4.876%	4.13%	58	5.085%	3.98%	98	5.155%	4.66%
19	4.866%	3.97%	59	5.087%	4.49%	99	5.158%	4.85%
20	4.862%	4.14%	60	5.090%	3.99%	100	5.161%	4.74%
21	4.871%	3.98%	61	5.093%	4.17%	101	5.171%	4.78%
22	4.864%	3.98%	62	5.111%	4.01%	102	5.250%	4.99%
23	4.861%	4.32%	63	5.137%	4.20%	103	5.253%	4.89%
24	4.877%	4.00%	64	5.143%	3.84%	104	5.259%	5.08%
25	4.871%	4.17%	65	5.155%	3.85%	105	5.260%	4.99%
26	4.873%	4.01%	66	5.193%	4.05%	106	5.264%	5.04%
27	4.894%	4.18%	67	5.199%	3.89%	107	5.262%	5.52%
28	4.891%	4.03%	68	5.207%	4.08%	108	5.202%	5.14%
29	4.896%	4.03%	69	5.211%	3.92%	109	5.203%	5.33%
30	4.920%	4.21%	70	5.219%	3.94%	110	5.206%	5.26%
31	4.918%	4.05%	71	5.201%	4.31%	111	5.209%	5.46%
32	4.931%	4.22%	72	5.103%	3.98%	112	5.211%	5.39%
33	4.951%	4.07%	73	5.105%	4.17%	113	5.222%	5.47%
34	4.953%	4.08%	74	5.108%	4.02%	114	5.276%	5.70%
35	4.955%	4.58%	75	5.111%	4.21%	115	5.279%	5.65%
36	4.964%	4.10%	76	5.115%	4.07%	116	5.284%	5.87%
37	4.964%	4.27%	77	5.128%	4.09%	117	5.285%	5.84%
38	4.969%	3.91%	78	5.204%	4.28%	118	5.290%	5.94%
39	4.980%	4.14%	79	5.209%	4.13%	119	5.270%	6.26%
40	4.981%	3.98%	80	5.214%	4.32%	120	5.192%	6.12%

Group 1 - Breakeven CDRs

The Breakeven CDR for a class is the maximum CDR at which such class will NOT be written down (with a 0.1% increment) at the corresponding scenario assumptions. The table below is generated with the following assumptions: 100% PPC, Forward LIBOR as shown in the Excess Spread table above, 100% Loss Severity, Trigger Event is in effect for every distribution date, no stepdown, 6 month lag, and 100% servicer advances.

Class	Breakeven CDR	Collateral Cum Loss	WAL
1M-1	16.2%	30.44%	6.2
1M-2	13.0%	25.59%	6.5
1M-3	11.8%	23.65%	8.0
1M-4	10.4%	21.29%	8.0
1M-5	9.3%	19.37%	8.6
1M-6	8.4%	17.75%	9.0
1M-7	7.4%	15.89%	9.0
1M-8	6.7%	14.55%	9.9
1M-9	6.0%	13.18%	10.2
1B-1	4.9%	10.97%	9.2

Group 2 - Breakeven CDRs

The Breakeven CDR for a class is the maximum CDR at which such class will NOT be written down (with a 0.1% increment) at the corresponding scenario assumptions. The table below is generated with the following assumptions: 100% PPC, forward Prime is 2.823% spread over forward 1-month LIBOR as shown in the Excess Spread table above, 100% Loss Severity, Trigger Event is in effect for every distribution date, no stepdown, 6 month lag, and no servicer advances..

Class	Breakeven CDR	Collateral Cum Loss	WAL
2M-1	4.2%	9.19%	11.2
2M-2	3.8%	8.37%	10.8

Statistical Collateral Summary - Group 1 Fixed Rate

All information on the Mortgage Loans is approximate and is based off of scheduled balances as of the 4/1/06 cutoff date. All Mortgage Loan characteristics are subject to a +/-10% variance. In the final pool, thirty day delinquencies and sixty day delinquencies will represent less than 1.50% and 0.50% of the Mortgage Loans, respectively.

Total Number of Loans	6,928
Total Scheduled Balance	$ 335,464,330.83	Min	Max
Average Scheduled Balance	$ 48,421.53	$ 331.61	$ 390,000.00
Weighted Average Combined LTV	95.68%	10.07%	100.00%
Weighted Average Coupon	10.85%	6.00%	16.25%
Weighted Average FICO (Non-Zero)	676
Weighted Average Age (Months)	8
% Prepayment Penalties	41.89%
% Balloons	72.32%
% Second Liens	99.99%

FICO	Number of Loans	Aggregate Scheduled Balance	% of Loans by Scheduled Balance	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Coupon	% Owner Occupied
N/A	8	$ 228,336.32	0.07	48	0	55.53	10.53	36.04
1 - 550	352	$ 9,009,059.89	2.69	46	502	81.93	12.70	95.49
551 - 575	115	$ 3,058,035.36	0.91	46	562	81.11	12.33	89.81
576 - 600	164	$ 6,052,063.62	1.80	22	591	91.70	11.43	97.31
601 - 625	632	$ 23,394,796.30	6.97	9	616	97.12	10.85	97.75
626 - 650	1,262	$ 58,726,269.89	17.51	7	640	96.08	10.88	95.57
651 - 675	1,499	$ 74,872,221.28	22.32	5	663	96.76	10.84	93.21
676 - 700	1,147	$ 61,871,642.70	18.44	5	687	96.32	10.86	85.94
701 - 725	638	$ 36,546,248.39	10.89	5	712	96.36	10.71	83.75
726 - 750	487	$ 28,301,752.43	8.44	4	737	96.83	10.59	87.63
751 - 775	373	$ 20,074,138.14	5.98	5	762	94.58	10.52	81.17
776 - 800	215	$ 11,138,369.69	3.32	4	786	95.72	10.42	77.91
801 - 825	36	$ 2,191,396.82	0.65	9	806	90.88	9.88	72.47
Total:	**6,928**	**$ 335,464,330.83**	**100.00**	**8**	**676**	**95.68**	**10.85**	**89.80**

Original Term	Number of Loans	Aggregate Scheduled Balance	% of Loans by Scheduled Balance	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Coupon	% Owner Occupied
<= 60	24	$ 72,069.19	0.02	19	661	85.88	9.83	97.32
61 - 120	46	$ 1,101,009.86	0.33	18	646	77.74	9.48	98.41
121 - 180	4,933	$ 249,411,813.67	74.35	7	679	95.63	10.94	88.23
181 - 240	630	$ 26,517,255.55	7.90	11	652	95.52	10.66	98.60
241 - 300	11	$ 876,440.24	0.26	5	727	94.97	8.46	100.00
301 - 360	1,284	$ 57,485,742.32	17.14	7	673	96.36	10.60	92.20
Total:	**6,928**	**$ 335,464,330.83**	**100.00**	**8**	**676**	**95.68**	**10.85**	**89.80**

Remaining Term	Number of Loans	Aggregate Scheduled Balance	% of Loans by Scheduled Balance	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Coupon	% Owner Occupied
<= 60	27	$ 101,005.20	0.03	44	650	73.06	10.49	98.09
61 - 120	55	$ 1,421,877.15	0.42	29	646	79.05	10.03	98.65
121 - 180	4,921	$ 249,062,010.37	74.24	7	679	95.65	10.94	88.22
181 - 240	630	$ 26,517,255.55	7.90	11	652	95.52	10.66	98.60
241 - 300	11	$ 876,440.24	0.26	5	727	94.97	8.46	100.00
301 - 360	1,284	$ 57,485,742.32	17.14	7	673	96.36	10.60	92.20
Total:	**6,928**	**$ 335,464,330.83**	**100.00**	**8**	**676**	**95.68**	**10.85**	**89.80**

Property Type	Number of Loans	Aggregate Scheduled Balance	% of Loans by Scheduled Balance	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Coupon	% Owner Occupied
2-4 Family	481	$ 31,244,500.05	9.31	7	690	93.70	11.52	76.85
Condo	625	$ 27,317,079.98	8.14	6	680	96.73	10.86	88.38
Co-Op	9	$ 367,892.99	0.11	6	705	83.78	9.70	96.75
Manufactured Housing	16	$ 399,430.20	0.12	39	656	88.06	11.13	100.00
PUD	1,054	$ 55,486,006.94	16.54	7	683	95.79	10.98	85.94
Single Family Residence	4,743	$ 220,649,420.67	65.77	8	672	95.84	10.72	92.75
Total:	**6,928**	**$ 335,464,330.83**	**100.00**	**8**	**676**	**95.68**	**10.85**	**89.80**

Occupancy Status	Number of Loans	Aggregate Scheduled Balance	% of Loans by Scheduled Balance	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Coupon	% Owner Occupied
Investment	833	$ 28,200,491.64	8.41	6	701	90.32	12.26	-
Primary	5,954	$ 301,245,617.35	89.80	8	673	96.32	10.70	100.00
Secondary	141	$ 6,018,221.84	1.79	8	711	88.75	11.66	-
Total:	**6,928**	**$ 335,464,330.83**	**100.00**	**8**	**676**	**95.68**	**10.85**	**89.80**

State	Number of Loans	Aggregate Scheduled Balance	% of Loans by Scheduled Balance	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Coupon	% Owner Occupied
Alabama	36	$ 862,572.75	0.26	9	662	94.84	11.39	74.11
Alaska	3	$ 229,657.01	0.07	4	677	95.46	10.97	100.00
Arizona	384	$ 16,871,254.91	5.03	6	685	95.60	11.02	84.08
Arkansas	6	$ 106,809.75	0.03	21	656	90.74	10.99	88.31
California	885	$ 72,903,740.41	21.73	7	684	95.49	10.38	93.00
Colorado	210	$ 8,780,815.93	2.62	11	664	95.31	10.63	86.43
Connecticut	76	$ 3,588,434.37	1.07	8	666	95.17	11.11	94.34
Delaware	41	$ 1,403,992.66	0.42	4	689	95.52	11.33	72.17
District of Columbia	8	$ 588,703.65	0.18	4	702	98.42	12.27	88.74
Florida	749	$ 32,739,047.89	9.76	7	675	95.81	10.95	83.90
Georgia	254	$ 7,767,409.02	2.32	14	656	96.04	10.95	86.00
Hawaii	10	$ 1,059,770.79	0.32	7	710	93.52	11.33	93.46
Idaho	13	$ 527,641.68	0.16	20	649	94.13	10.74	91.69
Illinois	274	$ 10,744,946.00	3.20	7	669	97.70	10.95	93.30
Indiana	83	$ 2,211,993.66	0.66	13	645	96.68	10.89	95.25
Iowa	26	$ 503,169.72	0.15	12	650	99.13	11.15	96.03
Kansas	17	$ 404,832.38	0.12	17	635	96.97	11.90	100.00
Kentucky	47	$ 1,051,147.82	0.31	17	634	97.34	11.09	96.16
Louisiana	51	$ 1,241,690.89	0.37	11	668	95.73	10.97	88.22
Maine	10	$ 415,274.49	0.12	5	668	96.13	11.19	92.60
Maryland	246	$ 14,261,579.50	4.25	5	673	97.51	11.33	96.90
Massachusetts	108	$ 6,903,397.32	2.06	6	691	95.75	11.18	91.16
Michigan	134	$ 4,366,352.57	1.30	10	652	97.81	10.83	97.71
Minnesota	98	$ 4,063,391.10	1.21	6	667	96.92	10.10	95.29
Mississippi	14	$ 405,714.20	0.12	12	637	95.99	11.41	95.31
Missouri	108	$ 2,925,891.94	0.87	10	649	95.54	10.50	93.37
Montana	6	$ 158,606.11	0.05	4	659	96.68	9.85	100.00
Nebraska	14	$ 422,193.88	0.13	7	685	99.07	11.49	100.00
Nevada	229	$ 12,723,319.58	3.79	5	688	96.99	11.12	83.10
New Hampshire	13	$ 596,869.24	0.18	10	666	98.00	11.82	93.87
New Jersey	411	$ 23,175,244.94	6.91	5	687	94.11	11.19	87.45
New Mexico	26	$ 835,837.99	0.25	13	638	95.25	10.81	84.99
New York	372	$ 28,251,424.90	8.42	7	687	93.35	10.88	88.01
North Carolina	144	$ 3,899,366.79	1.16	13	640	97.45	11.13	92.79
North Dakota	7	$ 140,196.75	0.04	2	678	94.69	12.96	9.48
Ohio	156	$ 3,964,131.06	1.18	13	639	97.40	10.92	94.53
Oklahoma	20	$ 451,173.63	0.13	11	645	98.57	10.55	95.68
Oregon	109	$ 4,407,871.27	1.31	12	677	94.28	10.47	87.22
Pennsylvania	191	$ 6,063,772.30	1.81	9	676	94.76	11.31	87.45
Puerto Rico	1	$ 32,591.30	0.01	69	0	62.10	9.75	100.00
Rhode Island	23	$ 1,204,268.74	0.36	8	665	93.56	10.44	100.00
South Carolina	80	$ 1,989,953.87	0.59	10	690	93.39	11.88	63.11
South Dakota	3	$ 98,941.81	0.03	9	687	95.42	13.22	46.47
Tennessee	100	$ 2,663,988.98	0.79	17	645	94.77	10.15	87.14
Texas	488	$ 13,552,803.63	4.04	13	652	96.56	10.75	91.97
Utah	60	$ 1,738,660.60	0.52	18	664	93.36	11.25	86.56
Vermont	8	$ 251,837.88	0.08	12	656	98.44	10.95	90.31
Virginia	331	$ 21,019,969.22	6.27	5	677	97.32	11.25	92.75
Washington	164	$ 7,853,040.00	2.34	9	673	95.34	10.39	94.42
West Virginia	3	$ 153,410.21	0.05	5	696	95.37	8.98	100.00
Wisconsin	72	$ 2,460,579.01	0.73	6	659	98.10	10.73	99.27
Wyoming	6	$ 425,044.73	0.13	27	658	78.04	9.90	48.39
Total:	**6,928**	**$ 335,464,330.83**	**100.00**	**8**	**676**	**95.68**	**10.85**	**89.80**

Current Rate	Number of Loans	Aggregate Scheduled Balance	% of Loans by Scheduled Balance	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Coupon	% Owner Occupied
5.501 - 6.000	4	$ 113,958.04	0.03	30	551	100.00	6.00	100.00
6.001 - 6.500	5	$ 286,805.76	0.09	7	716	75.33	6.28	100.00
6.501 - 7.000	20	$ 1,257,980.92	0.37	10	733	81.33	6.87	100.00
7.001 - 7.500	37	$ 2,021,940.10	0.60	7	703	88.26	7.41	100.00
7.501 - 8.000	87	$ 4,790,011.85	1.43	7	712	92.43	7.86	100.00
8.001 - 8.500	180	$ 8,956,309.08	2.67	7	707	91.42	8.34	99.75
8.501 - 9.000	358	$ 19,272,520.68	5.75	6	693	93.71	8.84	95.86
9.001 - 9.500	357	$ 19,114,750.79	5.70	6	694	94.27	9.32	96.35
9.501 - 10.000	973	$ 54,013,811.22	16.10	7	673	96.59	9.88	96.75
10.001 - 10.500	1,009	$ 49,359,316.94	14.71	6	677	97.54	10.37	95.80
10.501 - 11.000	1,035	$ 50,565,721.18	15.07	6	676	97.54	10.82	94.98
11.001 - 11.500	517	$ 25,771,588.51	7.68	6	673	97.31	11.33	89.27
11.501 - 12.000	599	$ 30,422,294.17	9.07	8	670	96.05	11.84	84.95
12.001 - 12.500	458	$ 22,170,420.64	6.61	6	672	96.28	12.40	83.12
12.501 - 13.000	328	$ 14,441,471.22	4.30	13	666	92.89	12.86	75.22
13.001 - 13.500	379	$ 16,815,651.28	5.01	6	681	95.41	13.27	64.28
13.501 - 14.000	452	$ 13,476,667.09	4.02	21	647	89.48	13.83	59.28
14.001 - 14.500	82	$ 1,792,133.99	0.53	49	546	91.38	14.40	91.63
14.501 - 15.000	39	$ 642,278.15	0.19	44	554	87.49	14.90	95.54
15.001 - 15.500	6	$ 115,801.23	0.03	47	608	87.09	15.25	100.00
15.501 - 16.000	2	$ 48,193.83	0.01	52	534	83.07	15.67	100.00
16.001 - 16.500	1	$ 14,704.16	-	44	634	83.20	16.25	100.00
Total:	**6,928**	**$ 335,464,330.83**	**100.00**	**8**	**676**	**95.68**	**10.85**	**89.80**

Prepay Penalty Period	Number of Loans	Aggregate Scheduled Balance	% of Loans by Scheduled Balance	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Coupon	% Owner Occupied
0	4,162	$ 194,947,932.53	58.11	7	682	94.92	10.91	86.40
6	59	$ 3,270,349.34	0.97	7	694	92.69	11.37	87.65
12	367	$ 27,630,996.83	8.24	6	688	95.98	10.69	89.07
24	1,029	$ 53,960,550.62	16.09	6	669	98.98	10.61	98.29
36	1,173	$ 52,935,666.48	15.78	10	658	96.01	10.87	94.46
60	138	$ 2,718,835.03	0.81	47	603	79.09	11.98	84.53
Total:	**6,928**	**$ 335,464,330.83**	**100.00**	**8**	**676**	**95.68**	**10.85**	**89.80**

Lien Position	Number of Loans	Aggregate Scheduled Balance	% of Loans by Scheduled Balance	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Coupon	% Owner Occupied
1	2	$ 44,978.21	0.01	17	668	12.94	7.67	100.00
2	6,926	$ 335,419,352.62	99.99	8	676	95.70	10.85	89.80
Total:	**6,928**	**$ 335,464,330.83**	**100.00**	**8**	**676**	**95.68**	**10.85**	**89.80**

Balloon	Number of Loans	Aggregate Scheduled Balance	% of Loans by Scheduled Balance	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Coupon	% Owner Occupied
Balloon	4,644	$ 242,623,062.50	72.32	7	679	96.00	10.92	88.59
Non-Balloon	2,284	$ 92,841,268.33	27.68	10	667	94.87	10.68	92.95
Total:	**6,928**	**$ 335,464,330.83**	**100.00**	**8**	**676**	**95.68**	**10.85**	**89.80**

Statistical Collateral Summary - Group 2 Helocs

All information on the mortgage loans is approximate and is based off of scheduled balances as of the 4/1/06 cutoff date. All mortgage loan characteristics are subject to a +/-10% variance. In the final pool, thirty day delinquencies and sixty day delinquencies will represent less than 1.50% and 0.50% of the mortgage loans, respectively.

Total Number of Loans	2,975
Total Current Draw	$ 220,563,692.29	Min	Max
Average Current Draw	$ 74,139.06	$ 0.01	$ 1,225,000.00
Weighted Average Combined LTV	86.27%	13.20%	100.00%
Weighted Average Coupon	9.33%	1.00%	16.00%
Weighted Average Margin	2.05%	-0.50%	8.50%
Weighted Average FICO (Non-Zero)	708
Weighted Average Age (Months)	8
% Prepayment Penalties	0.78%
% Balloons	4.89%
% Second Liens	97.62%

Current Draw ($)	Number of Loans		Aggregate Current Draw	% of Loans by Current Draw	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Margin	% Owner Occupied
0.01 - 25,000.00	553	$	5,361,051.42	2.43	8	712	87.96	2.07	80.77
25,000.01 - 50,000.00	791	$	29,859,853.68	13.54	7	707	89.66	2.07	89.23
50,000.01 - 75,000.00	574	$	35,660,003.60	16.17	7	714	90.96	1.86	91.75
75,000.01 - 100,000.00	383	$	33,955,967.82	15.40	7	708	87.47	2.15	92.26
100,000.01 - 125,000.00	191	$	21,639,322.32	9.81	7	706	89.03	2.04	95.16
125,000.01 - 150,000.00	154	$	21,561,681.81	9.78	7	710	87.95	2.07	90.86
150,000.01 - 175,000.00	81	$	13,186,747.88	5.98	8	711	88.44	1.98	87.63
175,000.01 - 200,000.00	154	$	29,928,097.18	13.57	7	707	82.47	1.99	83.69
200,000.01 - 225,000.00	18	$	3,841,097.18	1.74	8	702	74.61	1.90	83.69
225,000.01 - 250,000.00	18	$	4,428,146.90	2.01	9	695	76.73	2.33	94.64
250,000.01 - 275,000.00	7	$	1,840,967.85	0.83	13	695	80.99	3.65	100.00
275,000.01 - 300,000.00	14	$	4,050,431.43	1.84	9	706	73.75	1.65	92.59
300,000.01 - 325,000.00	6	$	1,894,466.82	0.86	10	673	86.51	3.20	100.00
325,000.01 - 350,000.00	6	$	2,069,311.10	0.94	9	694	75.82	2.17	100.00
350,000.01 - 375,000.00	1	$	373,702.86	0.17	6	735	73.63	0.75	100.00
375,000.01 - 400,000.00	16	$	6,330,093.81	2.87	12	688	69.67	2.89	100.00
425,000.01 - 450,000.00	2	$	890,000.00	0.40	5	687	68.78	1.31	100.00
450,000.01 - 475,000.00	1	$	473,929.76	0.21	5	787	74.96	0.25	100.00
475,000.01 - 500,000.00	4	$	1,993,818.87	0.90	7	713	66.82	1.15	100.00
1,000,000.01 >=	1	$	1,225,000.00	0.56	12	691	100.00	1.00	100.00
Total:	**2,975**	**$**	**220,563,692.29**	**100.00**	**8**	**708**	**86.31**	**2.05**	**90.70**

FICO	Number of Loans		Aggregate Current Draw	% of Loans by Current Draw	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Margin	% Owner Occupied
576 - 600	2	$	119,845.40	0.05	7	586	99.78	4.37	100.00
601 - 625	18	$	1,069,303.68	0.48	7	622	81.98	2.90	100.00
626 - 650	210	$	15,480,545.19	7.02	9	643	79.14	3.16	97.22
651 - 675	537	$	41,927,243.55	19.01	8	663	82.64	2.96	95.27
676 - 700	557	$	45,017,460.12	20.41	8	689	87.63	2.17	92.36
701 - 725	531	$	42,498,542.72	19.27	7	712	89.20	1.79	87.43
726 - 750	494	$	35,858,182.26	16.26	7	738	87.86	1.59	88.00
751 - 775	334	$	22,260,638.72	10.09	7	763	88.52	1.28	85.37
776 - 800	240	$	13,657,875.95	6.19	7	786	86.35	0.99	88.86
801 - 825	52	$	2,674,054.70	1.21	8	807	78.62	1.02	91.22
Total:	**2,975**	**$**	**220,563,692.29**	**100.00**	**8**	**708**	**86.31**	**2.05**	**90.70**

Utilization Rate	Number of Loans		Aggregate Current Draw	% of Loans by Current Draw	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Margin	% Owner Occupied
0.01 - 10.00	266	$	226,396.70	0.10	7	731	79.86	1.22	77.78
10.01 - 20.00	36	$	677,458.57	0.31	8	729	75.07	1.35	90.10
20.01 - 30.00	27	$	538,888.15	0.24	8	734	80.73	1.48	98.18
30.01 - 40.00	43	$	1,833,296.35	0.83	8	715	79.30	1.60	90.00
40.01 - 50.00	61	$	3,128,294.94	1.42	8	700	77.38	2.22	94.50
50.01 - 60.00	60	$	4,026,387.47	1.83	7	701	76.74	1.47	98.92
60.01 - 70.00	58	$	3,926,160.97	1.78	8	713	76.10	1.51	88.51
70.01 - 80.00	74	$	4,423,028.99	2.01	8	702	83.05	2.09	95.33
80.01 - 90.00	103	$	9,070,598.20	4.11	8	708	78.58	1.83	98.68
90.01 - 100.00	2,247	$	192,713,181.95	87.37	8	708	87.43	2.09	90.03
Total:	**2,975**	**$**	**220,563,692.29**	**100.00**	**8**	**708**	**86.31**	**2.05**	**90.70**

Original Term	Number of Loans		Aggregate Current Draw	% of Loans by Current Draw	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Margin	% Owner Occupied
61 - 120	44	$	2,945,981.92	1.34	8	741	94.68	2.01	96.96
121 - 180	560	$	45,432,522.11	20.60	7	714	84.52	1.73	77.82
181 - 240	339	$	29,561,510.42	13.40	7	709	84.19	1.64	88.25
241 - 300	1,441	$	114,237,220.01	51.79	8	701	85.42	2.52	94.22
301 - 360	591	$	28,386,457.83	12.87	7	720	94.05	1.11	99.06
Total:	**2,975**	**$**	**220,563,692.29**	**100.00**	**8**	**708**	**86.31**	**2.05**	**90.70**

Remaining Term	Number of Loans		Aggregate Current Draw	% of Loans by Current Draw	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Margin	% Owner Occupied
61 - 120	44	$	2,945,981.92	1.34	8	741	94.68	2.01	96.96
121 - 180	560	$	45,432,522.11	20.60	7	714	84.52	1.73	77.82
181 - 240	339	$	29,561,510.42	13.40	7	709	84.19	1.64	88.25
241 - 300	1,441	$	114,237,220.01	51.79	8	701	85.42	2.52	94.22
301 - 360	591	$	28,386,457.83	12.87	7	720	94.05	1.11	99.06
Total:	**2,975**	**$**	**220,563,692.29**	**100.00**	**8**	**708**	**86.31**	**2.05**	**90.70**

Original Draw Term	Number of Loans		Aggregate Current Draw	% of Loans by Current Draw	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Margin	% Owner Occupied
60	471	$	38,618,375.34	17.51	7	718	84.93	1.70	76.54
120	2,123	$	152,461,892.85	69.12	8	705	86.94	2.20	95.20
180	381	$	29,483,424.10	13.37	6	706	84.81	1.74	86.00
Total:	**2,975**	**$**	**220,563,692.29**	**100.00**	**8**	**708**	**86.31**	**2.05**	**90.70**

Remaining Draw Term	Number of Loans		Aggregate Current Draw	% of Loans by Current Draw	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Margin	% Owner Occupied
31 - 60	471	$	38,618,375.34	17.51	7	718	84.93	1.70	76.54
91 - 120	2,123	$	152,461,892.85	69.12	8	705	86.94	2.20	95.20
151 - 180	381	$	29,483,424.10	13.37	6	706	84.81	1.74	86.00
Total:	**2,975**	**$**	**220,563,692.29**	**100.00**	**8**	**708**	**86.31**	**2.05**	**90.70**

Property Type	Number of Loans		Aggregate Current Draw	% of Loans by Current Draw	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Margin	% Owner Occupied
2-4 Family	106	$	10,212,957.16	4.63	7	709	76.27	1.66	51.39
Condo	313	$	20,787,393.92	9.42	7	716	88.09	1.92	82.39
Co-op	7	$	381,353.92	0.17	7	709	90.48	2.80	100.00
PUD	623	$	47,836,459.67	21.69	8	712	89.05	2.07	91.90
Single Family Residence	1,924	$	141,278,015.48	64.05	8	705	85.82	2.09	94.33
Town House	2	$	67,512.14	0.03	4	657	95.39	1.09	100.00
Total:	**2,975**	**$**	**220,563,692.29**	**100.00**	**8**	**708**	**86.31**	**2.05**	**90.70**

Occupancy Status	Number of Loans		Aggregate Current Draw	% of Loans by Current Draw	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Margin	% Owner Occupied
Investment	191	$	12,621,363.38	5.72	7	716	78.10	2.49	-
Primary	2,649	$	200,052,945.72	90.70	8	706	86.87	2.04	100.00
Secondary	135	$	7,889,383.19	3.58	7	733	85.22	1.67	-
Total:	**2,975**	**$**	**220,563,692.29**	**100.00**	**8**	**708**	**86.31**	**2.05**	**90.70**

Purpose	Number of Loans		Aggregate Current Draw	% of Loans by Current Draw	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Margin	% Owner Occupied
Purchase	1,192	$	81,867,580.65	37.12	7	725	94.65	1.81	89.01
Refinance - Cash Out	1,536	$	120,922,968.64	54.82	8	699	81.27	2.17	91.20
Refinance - Other	54	$	6,594,512.88	2.99	9	656	72.99	3.22	100.00
Refinance - Rate/Term	193	$	11,178,630.12	5.07	8	705	87.59	1.83	92.22
Total:	**2,975**	**$**	**220,563,692.29**	**100.00**	**8**	**708**	**86.31**	**2.05**	**90.70**

Combined LTV	Number of Loans		Aggregate Current Draw	% of Loans by Current Draw	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Margin	% Owner Occupied
<= 50.00	74	$	5,997,559.35	2.72	7	717	39.27	1.45	81.78
50.01 - 60.00	58	$	4,592,997.61	2.08	7	710	56.66	1.38	91.19
60.01 - 70.00	159	$	16,376,520.21	7.42	9	702	65.74	2.01	90.23
70.01 - 80.00	434	$	39,737,995.68	18.02	8	701	76.83	1.73	82.49
80.01 - 90.00	940	$	64,794,450.97	29.38	8	699	87.13	2.41	87.13
90.01 - 95.00	333	$	21,117,905.98	9.57	7	704	94.17	2.01	89.98
95.01 - 100.00	977	$	67,946,262.49	30.81	7	722	99.73	2.01	100.00
Total:	**2,975**	**$**	**220,563,692.29**	**100.00**	**8**	**708**	**86.31**	**2.05**	**90.70**

State	Number of Loans		Aggregate Current Draw	% of Loans by Current Draw	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Margin	% Owner Occupied
Alabama	15	$	644,775.52	0.29	7	712	95.80	1.40	100.00
Alaska	5	$	109,646.67	0.05	7	743	87.12	0.81	100.00
Arizona	216	$	13,846,856.76	6.28	7	715	87.27	1.86	89.04
California	1,163	$	106,519,714.44	48.29	8	702	85.37	2.44	93.13
Colorado	91	$	5,318,785.06	2.41	8	720	91.68	2.08	92.67
Connecticut	26	$	2,690,244.23	1.22	7	720	77.60	1.04	82.84
Delaware	3	$	133,464.81	0.06	7	701	98.33	1.60	100.00
District of Columbia	4	$	428,182.83	0.19	8	700	85.92	2.28	63.33
Florida	193	$	15,304,528.62	6.94	8	707	81.63	2.13	80.41
Georgia	33	$	1,450,392.80	0.66	7	721	97.58	1.76	100.00
Hawaii	21	$	1,848,475.44	0.84	8	732	81.31	0.96	85.42
Idaho	8	$	234,362.58	0.11	8	707	96.26	2.15	83.16
Illinois	42	$	1,693,940.25	0.77	7	700	93.53	1.83	94.69
Indiana	12	$	467,407.49	0.21	7	727	98.67	1.94	91.16
Iowa	4	$	101,302.82	0.05	7	724	96.46	1.64	100.00
Kansas	12	$	400,797.14	0.18	9	729	97.49	3.13	100.00
Kentucky	5	$	356,344.28	0.16	8	721	99.93	2.31	100.00
Louisiana	3	$	193,756.40	0.09	6	646	96.23	4.01	100.00
Maine	8	$	231,998.10	0.11	8	706	91.32	1.19	93.10
Maryland	23	$	1,911,063.27	0.87	7	712	89.16	1.74	100.00
Massachusetts	37	$	2,893,358.24	1.31	6	725	79.28	1.64	66.79
Michigan	240	$	10,226,153.40	4.64	7	717	93.71	1.30	99.43
Minnesota	14	$	794,656.23	0.36	7	710	88.09	2.42	87.42
Mississippi	3	$	127,289.41	0.06	7	698	98.96	1.40	100.00
Missouri	15	$	391,330.15	0.18	7	706	90.05	2.28	96.48
Montana	3	$	129,557.05	0.06	7	736	99.79	1.31	100.00
Nebraska	3	$	94,217.86	0.04	8	720	94.18	0.92	100.00
Nevada	201	$	13,443,250.53	6.09	7	713	91.53	2.03	86.54
New Hampshire	6	$	236,778.75	0.11	7	764	96.57	0.46	100.00
New Jersey	123	$	8,738,464.33	3.96	7	709	83.68	1.22	94.10
New Mexico	20	$	494,995.52	0.22	8	733	96.69	1.29	85.92
New York	132	$	13,319,673.37	6.04	7	707	78.33	1.07	83.37
North Carolina	15	$	645,548.23	0.29	7	712	98.23	2.01	100.00
North Dakota	1	$	9,100.00	-	7	764	89.67	1.00	100.00
Ohio	4	$	294,434.55	0.13	7	702	81.09	2.11	100.00
Oklahoma	10	$	360,166.21	0.16	9	708	97.48	2.25	100.00
Oregon	47	$	2,197,810.73	1.00	8	712	92.10	1.97	91.98
Pennsylvania	30	$	1,822,233.43	0.83	7	706	91.03	1.47	84.54
Rhode Island	6	$	251,134.69	0.11	8	749	81.16	1.64	42.56
South Carolina	5	$	210,976.41	0.10	8	731	85.18	1.33	91.58
Tennessee	1	$	31,379.14	0.01	12	646	90.00	1.50	100.00
Utah	26	$	1,776,309.59	0.81	8	708	88.57	1.79	72.82
Virginia	31	$	1,815,767.65	0.82	7	703	91.91	1.32	97.19
Washington	85	$	5,044,998.20	2.29	8	714	94.36	1.87	93.68
West Virginia	5	$	131,348.98	0.06	8	733	98.67	1.28	100.00
Wisconsin	21	$	757,788.70	0.34	7	727	90.97	1.75	100.00
Wyoming	4	$	438,931.43	0.20	7	707	81.64	1.99	100.00
Total:	**2,975**	**$**	**220,563,692.29**	**100.00**	**8**	**708**	**86.31**	**2.05**	**90.70**

Documentation Type	Number of Loans		Aggregate Current Draw	% of Loans by Current Draw	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Margin	% Owner Occupied
Full/Alt	1,256	$	70,517,119.79	31.97	8	710	91.85	1.38	92.64
NINA	3	$	106,789.52	0.05	8	734	92.77	3.62	100.00
Reduced	1,269	$	110,935,057.64	50.30	7	711	84.83	2.14	87.33
Stated/Stated	447	$	39,004,725.34	17.68	10	693	80.45	3.00	96.75
Total:	**2,975**	**$**	**220,563,692.29**	**100.00**	**8**	**708**	**86.31**	**2.05**	**90.70**

Rate Ceiling	Number of Loans		Aggregate Current Draw	% of Loans by Current Draw	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Margin	% Owner Occupied
9.01 - 10.00	1	$	19,200.00	0.01	7	786	95.00	3.50	-
15.01 - 16.00	50	$	5,031,345.46	2.28	6	708	80.84	1.22	77.71
17.01 - 18.00	2,920	$	215,186,457.73	97.56	8	708	86.44	2.07	91.07
23.01 - 24.00	4	$	326,689.10	0.15	7	727	79.22	1.68	54.65
Total:	**2,975**	**$**	**220,563,692.29**	**100.00**	**8**	**708**	**86.31**	**2.05**	**90.70**

Rate Floor	Number of Loans		Aggregate Current Draw	% of Loans by Current Draw	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Margin	% Owner Occupied
0.00	217	$	16,730,164.46	7.59	6	737	78.45	(0.02)	94.07
0.01 - 0.50	246	$	17,514,872.08	7.94	7	735	82.39	0.33	93.02
0.51 - 1.00	377	$	27,006,196.63	12.24	7	727	86.19	0.84	91.82
1.01 - 1.50	396	$	26,506,950.84	12.02	7	721	89.41	1.34	91.70
1.51 - 2.00	404	$	29,134,020.74	13.21	7	713	87.57	1.81	90.02
2.01 - 2.50	300	$	23,077,154.01	10.46	7	705	87.52	2.34	84.30
2.51 - 3.00	384	$	30,654,156.33	13.90	8	692	88.37	2.84	92.65
3.01 - 3.50	270	$	22,574,641.58	10.23	9	682	87.31	3.35	90.29
3.51 - 4.00	210	$	15,379,101.47	6.97	9	682	85.02	3.85	85.37
4.01 - 4.50	69	$	4,845,194.97	2.20	10	673	87.57	4.29	92.81
4.51 - 5.00	45	$	2,941,222.11	1.33	7	665	90.91	4.84	98.01
5.01 >=	57	$	4,200,017.07	1.90	14	664	79.20	5.91	93.89
Total:	**2,975**	**$**	**220,563,692.29**	**100.00**	**8**	**708**	**86.31**	**2.05**	**90.70**

Margin	Number of Loans		Aggregate Current Draw	% of Loans by Current Draw	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Margin	% Owner Occupied
(0.99) - (0.50)	1	$	298,987.60	0.14	6	701	67.65	(0.50)	100.00
(0.49) - 0.00	216	$	16,431,176.86	7.45	6	738	78.65	(0.01)	93.96
0.01 - 0.50	246	$	17,514,872.08	7.94	7	735	82.39	0.33	93.02
0.51 - 1.00	377	$	27,006,196.63	12.24	7	727	86.19	0.84	91.82
1.01 - 1.50	396	$	26,506,950.84	12.02	7	721	89.41	1.34	91.70
1.51 - 2.00	404	$	29,134,020.74	13.21	7	713	87.57	1.81	90.02
2.01 - 2.50	300	$	23,077,154.01	10.46	7	705	87.52	2.34	84.30
2.51 - 3.00	384	$	30,654,156.33	13.90	8	692	88.37	2.84	92.65
3.01 - 3.50	270	$	22,574,641.58	10.23	9	682	87.31	3.35	90.29
3.51 - 4.00	210	$	15,379,101.47	6.97	9	682	85.02	3.85	85.37
4.01 - 4.50	69	$	4,845,194.97	2.20	10	673	87.57	4.29	92.81
4.51 - 5.00	45	$	2,941,222.11	1.33	7	665	90.91	4.84	98.01
5.01 >=	57	$	4,200,017.07	1.90	14	664	79.20	5.91	93.89
Total:	**2,975**	**$**	**220,563,692.29**	**100.00**	**8**	**708**	**86.31**	**2.05**	**90.70**

Prepay Penalty Period	Number of Loans		Aggregate Current Draw	% of Loans by Current Draw	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Margin	% Owner Occupied
0	2,951	$	218,845,750.58	99.22	8	708	86.33	2.04	90.70
12	2	$	124,280.17	0.06	7	717	50.29	0.85	100.00
36	22	$	1,593,661.54	0.72	5	692	85.26	3.44	90.51
Total:	**2,975**	**$**	**220,563,692.29**	**100.00**	**8**	**708**	**86.31**	**2.05**	**90.70**

Lien Position	Number of Loans		Aggregate Current Draw	% of Loans by Current Draw	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Margin	% Owner Occupied
1	35	$	5,243,695.48	2.38	9	721	72.89	1.33	82.07
2	2,940	$	215,319,996.81	97.62	8	707	86.63	2.07	90.91
Total:	**2,975**	**$**	**220,563,692.29**	**100.00**	**8**	**708**	**86.31**	**2.05**	**90.70**

Balloon	Number of Loans		Aggregate Current Draw	% of Loans by Current Draw	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Margin	% Owner Occupied
Balloon	147	$	10,782,715.79	4.89	7	705	86.37	1.95	89.74
Non-Balloon	2,828	$	209,780,976.50	95.11	8	708	86.30	2.06	90.75
Total:	**2,975**	**$**	**220,563,692.29**	**100.00**	**8**	**708**	**86.31**	**2.05**	**90.70**

Index Type	Number of Loans		Aggregate Current Draw	% of Loans by Current Draw	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Margin	% Owner Occupied
PRIME	2,975	$	220,563,692.29	100.00	8	708	86.31	2.05	90.70
Total:	**2,975**	**$**	**220,563,692.29**	**100.00**	**8**	**708**	**86.31**	**2.05**	**90.70**

Servicer Table	Number of Loans		Aggregate Current Draw	% of Loans by Current Draw	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Margin	% Owner Occupied
PNC Bank, NA	2,975	$	220,563,692.29	100.00	8	708	86.31	2.05	90.70
Total:	**2,975**	**$**	**220,563,692.29**	**100.00**	**8**	**708**	**86.31**	**2.05**	**90.70**

Season (By Month)	Number of Loans		Aggregate Current Draw	% of Loans by Current Draw	Age	Weighted Average FICO	Weighted Average Comb. LTV	Weighted Average Margin	% Owner Occupied
0 - 3	31	$	1,941,924.82	0.88	3	716	87.26	1.66	92.29
4 - 6	614	$	52,106,524.16	23.62	5	709	83.84	1.90	84.70
7 - 9	1,976	$	137,600,585.25	62.39	8	711	88.16	1.85	91.44
10 - 12	223	$	17,158,803.58	7.78	11	690	85.40	2.83	96.41
13 - 15	77	$	8,464,000.37	3.84	14	689	78.12	3.52	100.00
16 - 18	29	$	1,893,765.23	0.86	17	667	70.27	5.27	100.00
19 - 21	14	$	523,996.52	0.24	20	700	77.59	5.30	100.00
22 - 24	9	$	852,944.89	0.39	24	664	75.92	4.62	100.00
25 - 27	2	$	21,147.47	0.01	25	735	73.48	5.75	100.00
Total:	**2,975**	**$**	**220,563,692.29**	**100.00**	**8**	**708**	**86.31**	**2.05**	**90.70**